SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant      ☐

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Mellon Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐     Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

Mellon [LOGO OF MELLON FINANCIAL CORP.]	Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258-0001 March 8, 2000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Mellon Financial Corporation in Pittsburgh on Tuesday, April 18, 2000, at 10:00 A.M. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting and Proxy Statement on the following pages.

It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your Proxy promptly in the enclosed envelope. Completing and returning the enclosed Proxy will not limit your right to vote in person or to attend the meeting.

Sincerely,
/s/ Martin G. McGuinn
Martin G. McGuinn
Chairman and Chief Executive Officer

[LOGO OF MELLON FINANCIAL CORP]

Mellon

One Mellon Center
Pittsburgh, Pennsylvania 15258-0001

Notice of Annual Meeting of Shareholders

To the Shareholders:

On Tuesday, April 18, 2000, Mellon Financial Corporation (the “Corporation”) will hold its 2000 Annual Meeting of Shareholders on the 10th Floor of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania. The meeting will begin at 10:00 A.M.

Only shareholders of record at the close of business on February 11, 2000, can vote at this meeting or any adjournments that may take place. At the meeting we will consider and act upon the following:

1.	The election of directors;

2.	A proposal to amend the Corporation’s Long-Term Profit Incentive Plan (1996);

3.	A proposal to adopt the Mellon Financial Corporation Employee Stock Purchase Plan;

4.	The ratification of the appointment of KPMG LLP as independent public accountants of the Corporation for the year 2000; and

5.	Such other business as may properly come before the meeting.

Enclosed are a Proxy Statement, a form of Proxy, an addressed return envelope and the Corporation’s 1999 Annual Report (which consists of the 1999 Summary Annual Report and 1999 Financial Annual Report). All shareholders, whether or not they expect to be present at the meeting, are requested to mark, sign and date the Proxy and to return it in the addressed envelope promptly. Shareholders who plan to attend the meeting in person are also requested to complete and return the reservation form which appears at the end of the Proxy Statement. Shareholders who attend the meeting may, if they wish, vote in person even though they have previously returned their Proxy.

By Order of the Board of Directors
/s/ Carl Krasik
Carl Krasik
Secretary

March 8, 2000

[LOGO OF MELLON FINANCIAL CORP]

Mellon

One Mellon Center
Pittsburgh, Pennsylvania 15258-0001

Proxy Statement

March 8, 2000

The Board of Directors of Mellon Financial Corporation (the “Corporation”) is soliciting the enclosed Proxy from you for the Corporation’s Annual Meeting of Shareholders scheduled to be held on Tuesday, April 18, 2000. Proxies are being solicited from holders of the Corporation’s common stock, par value $0.50 per share (the “Common Stock”). Holders of Common Stock are entitled to one vote for each share held and are not entitled to cumulative voting.

If you properly sign, date and return your Proxy, the shares of Common Stock it covers will be voted as you direct on the Proxy. If you choose to sign, date and return your Proxy without marking it to provide voting directions, the shares it covers will be voted at the annual meeting in accordance with the recommendations of the Board of Directors as follows: Proxy Item 1—FOR the election as directors of the nominees of the Board of Directors set forth below; Proxy Item 2—-FOR the proposal to amend the Long-Term Profit Incentive Plan (1996); Proxy Item 3—-FOR the approval of the Mellon Financial Corporation Employee Stock Purchase Plan; and Proxy Item 4—FOR ratification of the appointment of KPMG LLP as independent public accountants of the Corporation for the year 2000. You may revoke your Proxy at any time prior to the annual meeting by writing to the Secretary of the Corporation and stating that you are revoking your previously filed Proxy. If you attend the annual meeting, you may choose to vote in person even though you have previously returned a signed Proxy. If you attend the meeting and vote in person, your Proxy will be considered to have been revoked.

Unless you direct otherwise on your Proxy, the persons appointed in the Proxy to vote at the annual meeting may vote or act in accordance with their judgment on any other matters properly presented for action at the meeting. If a broker or nominee voting a Proxy limits the number of shares voted on a proposal or indicates that shares are not voted on a proposal, such “non-votes” will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

The close of business on Friday, February 11, 2000, has been set by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment of that meeting. As of that date, the Corporation had outstanding 498,240,576 shares of Common Stock. Proxies, ballots and voting tabulations that identify individual holders of Common Stock are held in confidence by the Corporation’s transfer agent. Individual votes will not be disclosed to the Corporation by the transfer agent except as may be necessary to meet legal requirements, in the case of a contested proxy solicitation or as may be requested by the particular shareholder. The distribution of these proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and the Proxy, together with the Corporation ’s 1999 Annual Report (consisting of the 1999 Summary Annual Report and 1999 Financial Annual Report), is expected to commence on or about March 8, 2000.

ELECTION OF DIRECTORS (Proxy Item 1)

The By-Laws of the Corporation provide that the directors will serve in three classes, as nearly equal in number as possible, with each class of directors serving a staggered, three-year term of office. At each annual meeting of shareholders, a class consisting of approximately one-third of the Corporation’s directors is elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been duly elected and qualified. The By-Laws also provide that the Corporation’s Board of Directors shall consist of such number of directors as shall be fixed from time to time by a majority vote of the full Board of Directors. The Board of Directors has fixed the number of directors at 17, effective with the 2000 Annual Meeting of Shareholders, and five directors will be elected to the class of directors whose terms end in 2003. Burton C. Borgelt, Carol R. Brown, Christopher M. Condron, Seward Prosser Mellon and Mark A. Nordenberg, all of whom are currently serving as directors of the Corporation, have been nominated for election at this year’s annual meeting. Frank V. Cahouet and George W. Johnstone currently serve as directors in the class whose term expires in 2000, and they are not standing for reelection. Dwight L. Allison, Jr., currently serving in the class whose term expires in 2002, has announced his intention to retire from the Board of Directors effective with the 2000 Annual Meeting of Shareholders.

Any vacancies in the Board of Directors resulting from death, retirement, resignation, disqualification, removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors that occurs between annual meetings of shareholders, will be filled by a majority vote of the remaining directors then in office. Directors so chosen to fill vacancies will hold office until the expiration of the term of the class to which they have been elected.

The shares of Common Stock represented by the enclosed Proxy will be voted FOR the election of the nominees named below, unless the Proxy is marked as directed to withhold authority to vote for one or more of the nominees. If one or more of the nominees is unable or unwilling to serve as a director, the persons named in the Proxy will vote for the election of such substitute nominee, if any, as shall be named by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, as each of the nominees has expressed a willingness to serve if elected.

Biographical Summaries of Nominees and Directors

Information regarding the nominees for election at this year’s annual meeting, as well as information regarding the continuing directors whose terms expire in 2001 and 2002, is set forth below. Each of the nominees except for Mr. Condron and Mr. Nordenberg was previously elected by the shareholders at the Corporation’s 1997 annual meeting of shareholders. Mr. Condron and Mr. Nordenberg were elected by the Board of Directors in 1998.

NOMINEES FOR DIRECTOR—TERM EXPIRES 2003

Photo
Burton C. Borgelt	Director Since 1991	Age 67

Retired (1996) Chairman and Chief Executive Officer, Dentsply
International, Inc. (manufacturer of dental products). Mr. Borgelt is also a director of Dentsply International, Inc. and DeVlieg-Bullard, Inc. He serves on the Corporation’s Community Responsibility Committee and Trust and
Investment Committee.

Photo
Carol R. Brown	Director Since 1992	Age 66

President, The Pittsburgh Cultural Trust (cultural and economic growth organization). Mrs. Brown serves on the Corporation’s Community
Responsibility Committee (Vice Chairman) and Human Resources
Committee.

Photo
Christopher M. Condron	Director Since 1998	Age 52

President and Chief Operating Officer of the Corporation (1999) and of
Mellon Bank, N.A. (“Mellon Bank”). From 1998 to 1999, Mr. Condron served as President and Chief Operating Officer of Mellon Bank and as Vice
Chairman of the Corporation. From 1994 to 1998, Mr. Condron was Vice
Chairman of the Corporation and of Mellon Bank. He serves on the
Corporation’s Executive Committee.

Photo
Seward Prosser Mellon	Director Since 1972	Age 56

President and Chief Executive Officer, Richard K. Mellon and Sons (investments) and Richard King Mellon Foundation (philanthropy).

Photo
Mark A. Nordenberg	Director Since 1998	Age 51

Chancellor, University of Pittsburgh (major public research university). Mr.
Nordenberg served as the Interim Chancellor of the University of Pittsburgh
from 1994 to 1996. He serves on the Corporation’s Community
Responsibility Committee.

DIRECTORS —TERM EXPIRES 2001

Photo
Jared L. Cohon	Director Since 1998	Age 52

President, Carnegie Mellon University (private co-educational research university). From 1992 to 1997, Dr. Cohon served as Dean of the School of
Forestry and Environmental Studies at Yale University. Dr. Cohon is also a director of American Standard Companies Inc. He serves on the
Corporation’s Audit Committee.

Photo
Ira J. Gumberg	Director Since 1989	Age 46

President, Chief Executive Officer and director, J.J. Gumberg Co. (real estate investment and development). Mr. Gumberg is also a director of Jo-
Ann Stores, Inc. He serves on the Corporation’s Executive Committee, Audit
Committee and Trust and Investment Committee (Chairman).

Photo
Edward J. McAniff	Director Since 1994	Age 65

Of Counsel to O ’Melveny & Myers (full service law firm), where Mr. McAniff was a partner from 1970 through January 31, 1999. Mr. McAniff is also
Visiting Professor of Law, University of Oregon Law School and Adjunct
Professor of Law, UCLA Law School (major public university law schools).
He serves on the Corporation’s Community Responsibility Committee and
Trust and Investment Committee.

Photo
Martin G. McGuinn	Director Since 1998	Age 57

Chairman and Chief Executive Officer of the Corporation (1999) and of
Mellon Bank. From 1998 to 1999, Mr. McGuinn served as Chairman and
Chief Executive Officer of Mellon Bank and as Vice Chairman of the
Corporation. From 1990 to 1998, Mr. McGuinn was Vice Chairman of the
Corporation and of Mellon Bank. He serves as Chairman of the
Corporation’s Executive Committee.

Photo
David S. Shapira	Director Since 1986	Age 58

Chairman, Chief Executive Officer and director, Giant Eagle, Inc. (retail grocery store chain). Mr. Shapira is also a director of Equitable Resources,
Inc. He serves on the Corporation’s Executive Committee, Audit Committee
(Chairman), Technology Committee and Trust and Investment Committee.

Photo
Joab L. Thomas	Director Since 1993	Age 67

President Emeritus (1995), The Pennsylvania State University (major public research university). Dr. Thomas serves on the Corporation’s Human Resources Committee and Technology Committee.

DIRECTORS —TERM EXPIRES 2002

Photo
J. W. Connolly	Director Since 1989	Age 66

Retired Senior Vice President, H. J. Heinz Company (food manufacturer).
Mr. Connolly serves on the Corporation’s Executive Committee, Audit
Committee, Human Resources Committee and Nominating Committee
(Chairman).

Photo
Charles A. Corry	Director Since 1991	Age 68

Retired (1995) Chairman and Chief Executive Officer, USX Corporation
(energy and steel). Mr. Corry is also a director of USX Corporation and
GenCorp. He serves on the Corporation’s Executive Committee, Audit
Committee, Human Resources Committee (Chairman) and Nominating
Committee (Vice Chairman).

Photo
Pemberton Hutchinson	Director Since 1989*	Age 68

Retired Chief Executive Officer, Westmoreland Coal Company (coal mining company). Mr. Hutchinson is also a director of Westmoreland Coal Company and Teleflex Incorporated. He serves on the Corporation’s Community
Responsibility Committee, Nominating Committee and Trust and
Investment Committee (Vice Chairman).

*	Served as a director of The Girard Company from 1977 until its merger with the Corporation in 1983.

Photo
Rotan E. Lee, Esquire	Director Since 1993	Age 50

Chief Executive Officer of Total Health Care Plan, Inc. (a Medicaid managed health care organization). From 1998 to 1999, Mr. Lee was Vice President and General Counsel, Scheur Management Group (operations management and consulting to the health care industry). In 1999, Mr. Lee was also Of
Counsel to Katz, Ettin, Levine, Kurzweil, Weber & Scialabbu, P.C. (full service law firm). From 1998 to 1999, Mr. Lee was Vice President, Hugh
Wood, Inc. (insurance brokerage firm). From 1997 to 1998, Mr. Lee served as the Chairman of Talleyrand Atlantic, LLC (strategic planning company-
information technology). From 1996 to 1997, Mr. Lee was a partner with
Sherr, Joffe & Zuckerman, P.C. (full service law firm). From 1994 to 1996,
Mr. Lee served as Chief Operating Officer of RMS Technologies, Inc.
(information technology). He serves on the Corporation’s Community
Responsibility Committee and Trust and Investment Committee.

Photo
Robert Mehrabian	Director Since 1994	Age 58

President, Chief Executive Officer and Director, Teledyne Technologies
Incorporated (advanced industrial technologies). From 1997 to 1999, Dr.
Mehrabian served as Executive Vice President and Segment Executive,
Aerospace, Electronics and Industrial, of Allegheny Teledyne Incorporated
(specialty metals and diversified businesses). Through mid-1997, Dr.
Mehrabian served as President of Carnegie Mellon University (private co-
educational research university). Dr. Mehrabian is also a director of
Allegheny Teledyne Incorporated, BEI Technologies, Inc. and PPG
Industries, Inc. He serves on the Corporation’s Executive Committee, Audit
Committee (Vice Chairman) and Technology Committee (Chairman).

Photo
Wesley W. von Schack	Director Since 1989	Age 55

Chairman, President and Chief Executive Officer, Energy East Corporation
(energy services company). Prior to 1996, Mr. von Schack served as
Chairman, President and Chief Executive Officer of DQE (energy services company). Mr. von Schack is also a director of Energy East Corporation,
New York State Electric & Gas Corporation and RTI International Metals,
Inc. He serves on the Corporation’s Executive Committee, Community
Responsibility Committee (Chairman), Human Resources Committee (Vice
Chairman), Nominating Committee and Technology Committee.

Action by Shareholders

The five nominees receiving the highest number of votes cast at the annual meeting by all holders of shares of Common Stock will be elected as directors for terms expiring in 2003. A vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining the presence of a quorum.

With respect to the election of directors (Proxy Item 1), the Board of Directors recommends a vote FOR the election of all nominees.

THE BOARD AND ITS COMMITTEES; DIRECTORS’ COMPENSATION

The Board of Directors held 12 regular meetings during 1999. Each incumbent director attended at least 75 percent of the aggregate number of meetings of the Board and of the committees of which he or she was a member during the period served in 1999. With the exception of the Executive Committee, all Board committees are composed of directors who are not officers of the Corporation.

The committees of the Board of Directors and a general description of their respective duties follow:

Executive Committee

The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Corporation between meetings of the Board. The Committee also reviews significant corporate matters and recommends action as appropriate to the Board. The Executive Committee met five times during 1999.

Audit Committee

The Audit Committee oversees the credit policies, accounting practices, auditing policies, controls and other material financial matters of the Corporation and its subsidiaries. It provides a channel, independent of management, through which reports are made to the Board with respect to auditing and all related matters. The Head of the Corporation’s Auditing Department meets with the Committee at each meeting of the Committee and the Corporation’s independent public accountants meet with the Committee at least quarterly, with and without representatives of management present, to review accounting, auditing and financial reporting matters, including the review of audit plans. The Committee is also responsible for receiving and reviewing the examination reports of the Corporation by federal bank regulatory authorities, other than those reports which are reviewed by the Trust and Investment Committee or the Community Responsibility Committee. The Corporation’s independent public accountants are appointed by the Board of Directors upon the Committee ’s recommendation and ratified by the shareholders. The Audit Committee met eight times during 1999.

Nominating Committee

The Nominating Committee recommends to the Corporation’s Board and to the Boards of its various significant subsidiaries such as Mellon Bank, Mellon Bank (DE) National Association, Mellon Bank (MD) National Association, Mellon United National Bank, Mellon 1st Business Bank, Boston Safe Deposit and Trust Company (collectively the “Banks”), The Boston Company and The Dreyfus Corporation, candidates for nomination for election as directors of the Corporation and of those respective entities.

The Committee considers nominees recommended by shareholders for election as directors of the Corporation. To make such a recommendation, a shareholder should submit in writing the name, address and qualifications of the proposed nominee to the Secretary of the Corporation, One Mellon Center, Room 4826, Pittsburgh, Pennsylvania 15258-0001. In addition, Article 2, Section 4 of the Corporation’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at a meeting of shareholders. Those procedures include a requirement for written notice to the Corporation at least 90 days prior to the anniversary date of the previous year’s annual meeting of shareholders. For the Corporation’s annual meeting to be held in 2001, the notice deadline under the By-Law will be January 18, 2001.

The Committee also reviews and recommends to the Corporation’s Board and the Boards of its various significant subsidiaries policies relating to (a) practices and responsibilities of the Boards and their various committees and (b) the components of directors’ compensation. The Nominating Committee met three times during 1999.

Human Resources Committee

The Human Resources Committee establishes the compensation and benefits of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and such other senior officers of the Corporation and its subsidiaries as it decides. The Committee also generally advises and assists management in implementing programs designed to assure the selection and development of key personnel and reviews reports regarding the operation and administration of the Corporation’s employee benefit plans. The Committee administers the Corporation’s Profit Bonus Plan and Long-Term Profit Incentive Plan (1996), including the making of awards thereunder. The Committee met nine times during 1999.

Trust and Investment Committee

The Trust and Investment Committee has general oversight responsibility for the review and periodic audits of the trust and investment activities of the Corporation’s subsidiaries and administration of all assets held in a fiduciary capacity. It receives and reviews examination reports and acts as a channel independent of management through which auditing and bank examination reports regarding trust and investment activities are presented to the Banks’ Boards of Directors. It is responsible for overseeing the administration of fiduciary responsibilities for the non-bank subsidiaries of the Corporation. It also has general oversight responsibilities for the trust departments of the Banks. The Committee met six times during 1999.

Community Responsibility Committee

The Community Responsibility Committee has general oversight responsibility for the Corporation’s policy concerning overall compliance with the Community Reinvestment Act (“CRA”) and Fair Lending laws. In addition, the Committee has specific responsibilities for reviewing the Corporation’s overall policy and goals concerning CRA and Fair Lending activities, monitoring each Bank’s compliance and reviewing the report of the Corporation’s contributions program. The Committee reviews the examination reports of the Corporation and the Banks by regulatory authorities concerning CRA and Fair Lending compliance and renders a report to the Board with respect to these matters. The Committee met three times during 1999.

Technology Committee

The Technology Committee has general oversight responsibility for the role of technology and its use throughout the Corporation. It advises and assists management in the formulation and implementation of operating and strategic plans designed to take full advantage of existing and emerging technology. It monitors the performance of technology throughout the Corporation. The Committee met four times during 1999.

Directors’ Compensation

Each director of the Corporation who does not receive a salary from the Corporation or one of its subsidiaries currently receives a monthly retainer of $2,292 and, in addition, a fee of $1,200 for each meeting at which such director renders services to the Corporation, including meetings of shareholders, the Board of Directors or any committee of the Board on which he or she serves, and separate meetings (if any) with senior management of the Corporation at which services are rendered. In addition, each director who serves as a Committee Chairman receives an annual retainer of $4,500. Effective April 1, 2000, the monthly retainer will be increased to $2,500. The monthly retainer was last increased in 1997. The directors also serve as the Board of Directors of Mellon Bank and are paid a fee of $700 for attending meetings of that Board on a day when the Corporation ’s Board of Directors does not meet. Non-employee directors may defer all or a portion of their fees pursuant to the terms of the Corporation ’s 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board (the “Directors Deferred Compensation Plan ”), which pays interest at a rate based on the 120-month moving average rates on 10-year Treasury Notes, plus a premium based on years of service.

In addition, non-employee directors receive stock option grants under the Corporation’s Stock Option Plan for Outside Directors (1989) (the “Directors Option Plan”), a formula plan under which options to purchase Common Stock are granted each year on the third business day following the Corporation’s annual meeting of shareholders. Directors (if any) elected between annual meetings receive an option grant covering a prorated number of shares but with all other terms identical to those options granted on the regular grant date. All options have a term of 10 years from the regular grant date, become fully exercisable one year from the regular grant date, and have an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the regular grant date. If the director’s service ceases for any reason other than death, disability or completion of term of service, options that have not become exercisable are forfeited. Options that have become exercisable remain exercisable throughout their 10-year term, regardless of whether the optionee is a director at the time of exercise. In April 1999, each director, except Messrs. McGuinn and Condron, was granted an option covering 3,000 shares of Common Stock at an exercise price of $36.2813 per share (numbers have been adjusted pursuant to the terms of the Directors Option Plan to reflect the Corporation’s two-for-one Common Stock split distributed in May 1999 (the “Common Stock Split”)).

The Corporation has sponsored a Directors’ Retirement Plan paying a monthly benefit equal to the monthly retainer in effect at the time the director retired from the Board. The benefit would be payable over a period equal to the lesser of the director’s total months of service on the Board or 120 months. Non-employee directors who served on the Board for five years became entitled to receive this benefit on retirement. The benefits payable under the Plan were informally funded with life insurance and were not expected to result in any material cost to the Corporation. The Plan has been amended to provide that (1) retired outside directors who were receiving Plan retirement benefits prior to February 15, 2000 will continue to receive such payments, (2) all outside directors currently serving on the Board or Advisory Board will receive in the second quarter of 2000 a lump sum payment to their Directors Deferred Compensation Plan account (or a lump sum payment in cash if they do not participate in the Directors Deferred Compensation Plan) equal to the present value of their accrued benefit under the Plan without regard to the minimum service requirement, and such persons will receive no other payments under the Plan, and (3) outside directors joining the Board after February 15, 2000 will not be entitled to receive a benefit under the Plan.

As part of its overall program to promote charitable giving, the Corporation has established a Directors’ Charitable Giving Program which is informally funded by Corporation-owned life insurance policies on the directors. Under the program, upon a director’s death the Corporation will donate up to an aggregate of $250,000 over a 10-year period to one or more qualifying charitable organizations designated by the director. A director must have served on the Board for three years to be eligible to participate. The program is not expected to result in any material cost to the Corporation.

As a further part of its overall program to promote charitable giving, the Corporation has established a Directors’ Charitable Matching Gift Program. Under this Program, the Corporation will match on a 1:1 basis donations by directors to qualifying charitable organizations up to a maximum of $5,000 per director per year.

ADVISORY BOARD

The Corporation’s Advisory Board provides general policy advice and assistance on various business matters to the Board and management of the Corporation. Advisory Board members participate in meetings and other activities of the Board of Directors and Committees of the Board but are not entitled to vote or take part in any formal action by the Board or Committees of the Board. In 1999, the Board of Directors revised the Corporation’s Board Policies to express an intention to phase out the Advisory Board over time. Under revised Board Policies, any person (1) who had reached age 65 at December 31, 1999 but who has not reached age 72 at the time of his or her election to the Advisory Board and (2) who has served on the Corporation’s Board of Directors is eligible for election or reelection by the Board of Directors to the Advisory Board. In lieu of service on the Advisory Board, such eligible persons may elect to receive upon retirement from the Board a lump sum payment equal to the estimated present value of two years of Advisory Board compensation. Advisory Board members receive the same compensation, including option grants, as members of the Board of Directors. The lump sum payment would be made to their Directors Deferred Compensation Plan account or in cash if they do not participate in the Directors Deferred Compensation Plan.

Information concerning the only current member of the Advisory Board follows:

Photo	Andrew W. Mathieson Advisory Board Since 1999 Retired Executive Vice President, Richard K. Mellon and Sons (investments). Mr. Mathieson served on the Corporation’s Board from 1981 through 1999.

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers of the Corporation and their associates were customers of and had transactions with one or more of the Banks or other subsidiaries of the Corporation in the ordinary course of business during 1999. Similar transactions may be expected to take place in the future. Loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, nor did they present other unfavorable features. The Banks, in the ordinary course of business, also engage in purchases and sales of government and municipal securities and in other money market transactions with certain directors and executive officers of the Corporation and their associates. In addition, the Banks and other subsidiaries act as fiduciaries under various employee benefit plans of and as investment managers to certain customers, officers of which are directors of the Corporation and of Mellon Bank.

During 1999, the purchase of goods and services, or the lease of property, by the Corporation, the Banks or other subsidiaries of the Corporation in the ordinary course of business included transactions with various director-related companies. The amounts involved in these transactions were in no case material in relation to the business of the Corporation. It is also believed that the amounts involved in such transactions, as well as the transactions themselves, were not material in relation to the business of any such director-related company and that no director had a material interest in any such transaction. The law firm of O ’Melveny & Myers performed legal services for the Corporation during 1999. Edward J. McAniff, a director of the Corporation, is Of Counsel to O’Melveny & Myers. The amounts paid by the Corporation to O ’Melveny & Myers were not material to the Corporation or, it is believed, to O’Melveny & Myers. During 1999, the law firm of Katz, Ettin, Levine, Kurzweil, Weber & Scialabbu, P.C., for which Rotan E. Lee, a director of the Corporation, was Of Counsel, also performed legal services for the Corporation. The amounts paid by the Corporation to Katz, Ettin, Levine, Kurzweil, Weber & Schialabbu were not material to the Corporation or, it is believed, to the law firm.

BENEFICIAL OWNERSHIP OF STOCK

Directors, Nominees and Executive Officers

The following table sets forth, as of February 11, 2000, the amount of the Corporation’s Common Stock beneficially owned by each incumbent director, each nominee and each executive officer named in the Summary Compensation Table appearing on page 13 and by all incumbent directors, nominees and executive officers of the Corporation as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

Name	Common Stock Owned Beneficially (1)(2)

Dwight L. Allison, Jr	35,760	(3)
Burton C. Borgelt	83,632
Carol R. Brown	48,464
Frank V. Cahouet	3,313,958	(4)
John T. Chesko	178,503
Jared L. Cohon	3,156
Christopher M. Condron	272,987	(5)
J.W. Connolly	98,864
Charles A. Corry	80,980
Steven G. Elliott	699,037
Ira J. Gumberg	212,536
Pemberton Hutchinson	16,900
George W. Johnstone	16,716
Rotan E. Lee	31,812
Jeffery L. Leininger	210,244
Edward J. McAniff	39,934
Martin G. McGuinn	775,109	(6)
Robert Mehrabian	44,636
Seward Prosser Mellon	482,056
Mark A. Nordenberg	2,756
Keith P. Russell	134,761
David S. Shapira	97,580
Joab L. Thomas	66,540
Wesley W. von Schack	123,580	(7)
Directors, Nominees and Executive Officers as a group (28 persons)	7,593,675

(1)
On February 11, 2000, none of the individuals named in the above table beneficially owned more than 1% of the Corporation’s outstanding shares of Common Stock. On that date, all the directors, nominees and executive officers as a group owned beneficially approximately 1.5% of the Corporation’s outstanding Common Stock.

(2)
The amounts shown include the following amounts of Common Stock which the indicated individuals and group have the right to acquire within 60 days of February 11, 2000, through the exercise of stock options granted pursuant to the Corporation ’s stock option plans: Mr. Allison, 18,760; Mr. Borgelt, 71,032; Ms. Brown, 20,012; Mr. Cahouet, 1,105,648; Mr. Chesko, 91,333; Dr. Cohon, 2,556; Mr. Condron, 8,081; Mr. Connolly, 84,980; Mr. Corry, 60,980; Mr. Elliott, 123,800; Mr. Gumberg, 60,980; Mr. Hutchinson, 3,000; Mr. Johnstone, 14,620; Mr. Lee, 31,212; Mr. Leininger 69,600; Mr. McAniff, 33,440; Mr. McGuinn, 143,141; Dr. Mehrabian, 38,636; Mr. Mellon, 72,980; Mr. Nordenberg, 2,556; Mr. Russell 12,400; Mr. Shapira, 84,980; Dr. Thomas, 28,112; Mr. von Schack, 72,980; and all directors, nominees and executive officers as a group, 2,325,398 shares.

(3)	Of these shares, 17,000 are held in a trust for Mr. Allison’s benefit. Mr. Allison’s son is the sole trustee for the trust, and Mr. Allison has no voting or investment control over such shares.

(4)
Of these shares, 1,100,000 are held in trust for Mr. Cahouet’s wife. Mellon Bank is the sole trustee for Mrs. Cahouet’s trust, and Mr. Cahouet has no voting or investment control over such shares. Mr. Cahouet disclaims beneficial ownership of all such shares.

(5)	Of these shares, 25,000 are held by Mr. Condron’s wife. Mr. Condron disclaims beneficial ownership of such shares.

(6)	Of these shares, 28,000 are held by Mr. McGuinn’s wife. Mr. McGuinn disclaims beneficial ownership of such shares.

(7)	Of these shares, 1,156 are held by Mr. von Schack’s wife. Mr. von Schack disclaims beneficial ownership of such shares.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the KBW 50 Index and the Standard & Poor’s 500 Stock Index. The KBW 50 Index, available from Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank-stock index made up of 50 of the nation’s most important banking companies including all money-center and most major regional banks. The Corporation is included in the KBW 50 Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
Among S&P 500 Index, KBW 50 Index and Mellon Financial Corporation
GRAPH APPEARS HERE

	December 31,
	1994	1995	1996	1997	1998	1999
Mellon Financial Corporation	100	184	253	443	514	519
S&P 500 Index	100	138	168	226	290	351
KBW 50 Index	100	161	228	334	361	345

*	Assumes that the value of the investment in the Corporation’s Common Stock and each index was $100 on December 31, 1994 and that all dividends were reinvested.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for the past three years of each of the Corporation’s six most highly compensated officers, including the chief executive officer (the “named executive officers ”).

						Long-Term Compensation
	Annual Compensation					Awards			Payouts
Name and Principal Position	Year	Salary($)	Bonus(1)($)		Other Annual Compensation ($)	Restricted Stock Awards ($)(1)(2)(3)(4)		Securities Underlying Options(5)	LTIP Payouts ($)(6)	All Other Compensation ($)(7)
MARTIN G. MC GUINN	1999	$729,167	$1,200,000		$9,600	$1,440,141		112,141	$1,578,929	$248,138
Chairman and Chief	1998	679,167	1,050,000		4,500	950,907		420,432	528,632	50,815
Executive Officer	1997	404,167	487,500		1,800	1,020,594		56,514	482,219	23,641

CHRISTOPHER M. CONDRON	1999	664,584	1,080,000		6,223	1,300,647		131,230	1,279,594	246,370
President and Chief	1998	637,500	975,000		3,500	919,238		375,984	619,510	24,542
Operating Officer	1997	500,000	487,500		5,400	1,020,594		52,000	486,203	17,104

STEVEN G. ELLIOTT	1999	508,334	—	(8)	3,311	2,160,770	(8)	61,800	1,184,185	168,189
Senior Vice Chairman	1998	445,833	675,000		3,400	537,031		341,850	504,157	36,275
and Chief Financial Officer	1997	400,000	450,000		2,100	1,004,938		1,624	482,219	23,269

KEITH P. RUSSELL	1999	400,000	412,500		-0-	173,379		-0-	434,313	11,242
Vice Chairman	1998	400,000	450,000		875	193,532		110,692	504,155	12,630
	1997	400,000	412,500		600	989,282		-0-	482,219	6,695

JOHN T. CHESKO	1999	322,917	375,000		3,641	157,472		-0-	262,071	14,694
Vice Chairman and	1998	300,000	309,375		3,042	133,713		74,400	110,667	13,102
Chief Risk Officer	1997	218,750	225,000		637	911,001		64,000	58,928	4,046

JEFFERY L. LEININGER	1999	322,917	375,000		3,197	157,472		-0-	401,177	38,548
Vice Chairman	1998	300,000	337,500		3,155	147,788		74,400	437,194	21,709
	1997	231,250	225,000		3,208	911,001		-0-	105,703	17,276

(1)
Bonus awards are generally payable 75% in cash and 25% in restricted shares of the Common Stock or deferred share awards equivalent to restricted shares. In calculating the number of restricted shares or, beginning in 1999, deferred share awards to be awarded as the non-cash portion of the bonus awards, the value of the non-cash portion of the award was divided by the per share fair market value of the Common Stock on the grant date with the result multiplied by 125% to take into account the financial impact of the restrictions placed on the stock or award. The restrictions generally prevent transfer or sale of the stock or award for a three year period and subject the shares or award to forfeiture in the event the executive terminates his employment with the Corporation during that three year period, other than through retirement. Deferred share awards represent the Corporation’s promise to pay the number of shares of Common Stock covered by the award to the executive at a later date elected by the executive. The executive may elect to take a greater portion of his bonus in restricted stock or deferred share awards, with the number of shares or awards covered by such awards determined as described above. The aggregate market value of such restricted stock or deferred share awards on the award date is disclosed as Long-Term Compensation under “Restricted Stock Awards ”.

(2)
In 1999 Messrs. McGuinn, Condron and Elliott received grants of performance accelerated restricted stock in the following respective share amounts: 26,500, 24,000, 19,500. The shares are restricted against transfer and will only be earned prior to the expiration of seven years from the date of grant if performance goals established by the Human Resources Committee of the Board of Directors are met. The performance goals require that for years after 1998 both earnings per share and return on common equity targets must be met. If the performance goals for a particular year are met, the restrictions against transfer will then lapse as to one-third of the amount granted to each executive. The executive has full voting rights with respect to the shares, and dividends are payable at the same rate and at the same time as paid to other holders of the Corporation’s Common Stock. In January of 2000, the Committee certified that the performance goals for 1999 were achieved and the restrictions against transfer lapsed for one-third of each executive’s award.

(footnotes continued on next page)

(3)
Except for the 34,000 shares of transitional restricted stock granted to each of Mr. McGuinn, Mr. Condron, Mr. Elliott, Mr. Russell, Mr. Chesko and Mr. Leininger in 1997 and deferred share awards granted in 1999, dividends are paid on the awards disclosed in the table at the same rate and at the same time as dividends are paid on all other outstanding shares of the Corporation ’s Common Stock. Dividends on the transitional restricted stock, which are paid at the same rate as the dividend on all other outstanding shares of the Common Stock, are withheld by the Corporation during the period the restrictions are in effect and will be released and paid to the executive upon derestriction of the shares. Dividend equivalents are also paid on the deferred share awards at the same rate and at the same time as the dividends on the Common Stock, but are withheld by the Corporation until the payout date elected by the executive.

(4)
The number and value of the aggregate restricted stock of each of the named officers at the end of 1999 were as follows: Mr. McGuinn—85,700/$2,919,156; Mr. Condron —84,700/$2,885,094; Mr. Elliott—73,700/$2,510,406; Mr. Russell —51,200/$1,744,000; Mr. Chesko—43,000/$1,464,688; Mr. Leininger —44,800/$1,526,000. The restricted stock was valued using the Common Stock’s December 31, 1999 closing price of $34.0625 per share in the New York Stock Exchange Composite Transactions.

(5)	Numbers have been adjusted to reflect the Common Stock Split.

(6)
Long-Term Incentive Plan Payouts, in the form of deferred cash incentive awards, were also paid in January of 2000 in connection with the exercise of accelerated stock options, including payments to Messrs. McGuinn, Condron, Elliott, Russell, Chesko and Leininger of $1,365,188, $1,279,595, $950,636, $485,364, $519,769 and $638,675, respectively. To the extent applicable, these January, 2000 payments will be recorded as 2000 LTIP Payouts in the Summary Compensation Table included in next year’s Proxy Statement.

(7)
Includes for 1999 for Messrs. McGuinn, Condron, Elliott, Russell, Chesko and Leininger, respectively, the following compensation amounts: (i) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Corporation’s Elective Deferred Compensation Plan for Senior Officers, $59,438, $42,419, $80,707, -0-, $2,678, $31,535; (ii) matching contributions under the Corporation’s Retirement Savings Plan, a 401(k) plan, $3,000, $3,000, $3,000, $3,000, $3,000, $3,000; (iii) the present value of the economic benefit to the executive from corporate premiums paid to purchase split dollar life insurance contracts under the Mellon Bank Senior Executive and Optional Life Insurance Plans, $183,000, $199,051, $83,182, $6,992, $8,266, $3,113; and (iv) cash paid to the executive equal to his imputed income under the Mellon Bank Senior Executive Life Insurance Plan, $2,700, $1,900, $1,300, $1,250, $750, $900.

(8)
Mr. Elliott was awarded a bonus of $1,175,000 which he elected to receive in the form of deferred share awards. These awards are reflected in the “Restricted Stock Awards” column. If he had not made this election, he would have received (i) $881,250 as the cash portion of his bonus and (ii) a restricted stock grant as the non-cash portion of his bonus calculated as set forth in footnote (1) above.

Option Grants in 1999

Shown below is information on grants of stock options pursuant to the Corporation’s Long-Term Profit Incentive Plan (1996) (the “Option Plan”) during 1999. The Option Plan is administered by the Human Resources Committee of the Board of Directors, which has authority to determine the individuals to whom options are granted and the terms of all grants thereunder. No stock appreciation rights were granted in 1999. In the event of a change in control of the Corporation, as defined in the Option Plan, all the option grants shown below would become immediately exercisable.

	Individual Grants
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in 1999	Exercise Price (per share) ($)	Expiration Date	Grant Date Present Value ($)(5)
MARTIN G. MC GUINN	8,400	(1)	.2%	$33.25	1/20/09	$80,652
	58,000	(2)(4)	1.4%	35.4375	5/17/09	549,586
	14,369	(3)(4)	.3%	34.125	10/17/06	132,876
	31,172	(3)(4)	.7%	37.25	10/22/08	347,543

CHRISTOPHER M. CONDRON	6,300	(1)	.1%	33.25	1/20/09	60,489
	17,312	(3)(4)	.4%	33.1875	11/20/05	140,958
	52,000	(2)(4)	1.2%	35.4375	5/17/09	492,732
	26,249	(3)(4)	.6%	37.75	10/22/08	294,693
	6,635	(3)	.2%	37.25	2/23/03	47,700
	7,485	(3)(4)	.2%	37.25	10/17/06	75,555
	15,249	(3)	.4%	37.25	10/20/04	133,406

STEVEN G. ELLIOTT	18,400	(1)	.4%	33.25	1/20/09	176,666
	43,400	(2)(4)	1.0%	35.4375	5/17/09	411,242

(1)
Numbers have been adjusted pursuant to the terms of the Option Plan to reflect the Common Stock Split. Option becomes exercisable annually in thirds beginning on 1/21/01. Transferable to immediate family members and entities for their benefit.

(2)
Option may not be exercised before 5/18/00 and becomes exercisable as indicated when the closing price of the Common Stock on the New York Stock Exchange has achieved or exceeded the following prices for 20 consecutive trading days: 25% at $44.2969 per share; 50% at $53.1563; 75% at $62.0157; and 100% at $70.875. Option becomes exercisable in full on 5/18/06 if the stock prices have not been achieved by that date. Transferable to immediate family members and entities for their benefit.

(3)
These reload option grants become exercisable three years after their grant date; provided, however, that if the option holder sells any of the shares acquired on exercise of the underlying option before such date, the entire reload option will expire. Transferable to immediate family members and entities for their benefit. The reload option grants shown above would become exercisable as follows: Mr. McGuinn—10/25/2002, 10/28/2002; Mr. Condron —1/22/2002, 10/28/2002, 10/28/2002, 10/28/2002, 10/28/2002.

(4)
Reload option rights are attached, and reload options will be automatically granted on exercise when the exercise price is paid by delivering or withholding shares of Common Stock; provided the closing price of the Common Stock on the New York Stock Exchange on the date of exercise exceeds the exercise price by at least 25 percent. Reload options have an exercise price equal to the closing price of the Common Stock on their grant date and the same expiration date as the underlying option. Reload option rights are not transferable.

(5)
Based on the Black-Scholes model adapted for use in valuing executive stock options. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the Black-Scholes value, the following underlying assumptions were used: (i) stock price volatility represents the standard deviation of the Common Stock over the three-year period prior to grant of the option (i.e., from 26.72% to 26.79%); (ii) dividend yield represents the cumulative dividends per share for the 12-month period prior to grant of the option, divided by the average monthly price of the Common Stock over the same period (i.e., from 2.25% to 2.78%); (iii) the risk-free rate of return represents the average weekly yield on 10-year Treasury Notes over the 52-week period prior to grant of the option as derived from the Value Line Investment Report (i.e., from 5.13% to 5.40%); (iv) option term represents the period from the date of grant of each option to the expiration of the term of the option; (v) vesting restrictions are reflected by reducing the value of the option determined by the Black-Scholes model by 4% for each full year of vesting restrictions (8% to 22% for 1999 grants); (vi) reload options are valued assuming that the option holder does not sell any of the shares acquired on exercise of the underlying option before the vesting date of the reload option.

Aggregated Option/SAR Exercises in 1999 and Year-End Option Values

The following table shows information with respect to the exercise of stock options during 1999 by each of the named executive officers and the value of unexercised options on December 31, 1999. No SARs are currently outstanding.

	Shares Acquired on Exercise	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
MARTIN G. MC GUINN	138,501	$1,790,502	138,422	550,384	$3,367,769	$2,662,858

CHRISTOPHER M. CONDRON	159,606	2,359,941	4,177	533,721	62,054	2,706,648

STEVEN G. ELLIOTT	65,843	1,022,104	117,125	391,525	2,109,747	1,614,471

KEITH P. RUSSELL	80,334	1,658,548	35,066	132,292	475,388	919,250

JOHN T. CHESKO	16,332	272,803	91,333	107,584	1,673,187	912,709

JEFFERY L. LEININGER	105,670	2,210,247	69,600	113,800	1,163,600	1,326,800

(1)	The “Value Realized ” is equal to the difference between the option exercise price and the fair market value of the Common Stock on the New York Stock Exchange on the date of exercise.

(2)
The “Value of Unexercised In-the-Money Options at Year-End” is equal to the difference between the option exercise price and the Common Stock’s December 31, 1999 closing price of $34.0625 per share on the New York Stock Exchange.

Pension Plan Table

The following table sets forth the estimated annual benefits payable on a single-life annuity basis on retirement at age 65 pursuant to the retirement plans of the Corporation and Mellon Bank to participating employees, including officers, in specified compensation and years-of-service classifications. The credited years of service for Messrs. McGuinn, Condron, Elliott, Russell, Chesko and Leininger are, 19, 22, 13, 8, 26 and 28, respectively. Benefits are determined based upon average base salary for the five years of highest compensation during the 10 years preceding retirement.

Average Annual Base Salary	Estimated Annual Pension for Representative Years of Credited Service
	10	15	20	25	30	35

$ 200,000	$ 28,000	$ 42,500	$ 56,500	$ 70,500	$ 84,500	$ 99,000
300,000	43,000	65,000	86,500	108,000	129,500	151,500
400,000	58,000	87,500	116,500	145,500	174,500	204,000
500,000	73,000	110,000	146,500	183,000	219,500	256,500
600,000	88,000	132,500	176,500	220,500	264,500	309,000
700,000	103,000	155,000	206,500	258,000	309,500	361,500
800,000	118,000	177,500	236,500	295,500	354,500	414,000
900,000	133,000	200,000	266,500	333,000	399,500	466,500
1,000,000	148,000	222,500	296,500	370,500	444,500	519,000

Payment of the amounts shown in the table is subject to annual limitations imposed by the Internal Revenue Code on tax-qualified plans. To the extent the benefits set forth above exceed these limitations, benefits will be paid pursuant to nonqualified supplemental plans maintained by the Corporation and Mellon Bank.

Supplemental Retirement Agreements With Named Executive Officers

In order to attract and motivate senior executives and to encourage such executives to remain with the Corporation and its affiliates, the Corporation has provided certain named executive officers with retirement and/or death benefits, as described below, supplementing those available under the retirement plans described above.

Messrs. McGuinn, Condron and Elliott

Under the terms of their employment agreements (discussed below), Messrs. McGuinn, Condron and Elliott will each be entitled to receive an unfunded supplemental retirement benefit upon the later of termination of employment or attainment of age 60, with a reduced benefit available at age 55. The supplemental benefit calculated on an unreduced 50% joint and survivor basis would be a monthly amount equal to the named executive’s “Final Average Compensation” multiplied by a “Service Percentage” and reduced by the total monthly amount of benefits provided under all retirement plans maintained by the Corporation and Mellon Bank. “Final Average Compensation” generally means 1/12th of the sum of the executive’s base salary and any bonus award earned for the calendar year within the final three full calendar years of the executive ’s employment by the Corporation which produces the highest amount. “Service Percentage” generally means 2.0% for each full or partial year of employment the named executive has completed with the Corporation or with a prior employer if treated as credited service with the Corporation. If the named executive’s termination of employment were due to his death prior to the commencement of the payment of the supplemental benefits, his spouse would be entitled to a pre-retirement death benefit, payable in the form of a lifetime annuity, equal to the benefit that would have been payable had he retired immediately prior to death assuming election of a 50% joint and survivor annuity, but without any early payment reduction. Based on 1999 compensation, and assuming retirement at age 65, supplemental annual retirement benefits payable to each of these three named executives are estimated as follows: Mr. McGuinn—$945,000; Mr. Condron —$1,127,000; Mr. Elliott—$624,000.

Employment Agreements with Named Executive Officers

Mr. McGuinn

In connection with Mr. McGuinn’s appointment as the Chairman and Chief Executive Officer of the Corporation and Mellon Bank, Mr. McGuinn entered into an employment agreement with the Corporation with a term lasting until January 31, 2001. The employment agreement provides for an annual base salary of $700,000, subject to annual increases, participation in all of the Corporation’s executive compensation and other benefit programs and perquisites appropriate to Mr. McGuinn’s position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The agreement provides that if, during the term of the agreement, Mr. McGuinn ’s employment is terminated by the Corporation other than for cause or in the event of a constructive discharge (a) he will receive full salary and benefits until the expiration of the agreement’s term or, if termination occurs within 12 months of the end of the term, for a period no less than the shorter of (i) 12 months or (ii) until the date Mr. McGuinn commences full-time employment with another employer, (b) he will receive for each calendar year or portion of a year remaining in the term of the agreement an amount equal to the highest bonus received by him for any of the three years preceding his termination, (c) all outstanding stock options, other than stock options granted with deferred cash incentive awards, and restricted stock, other than performance-based awards, will become immediately vested and (d) all outstanding stock options with associated deferred cash incentive awards and performance-based restricted stock will remain outstanding and become exercisable and payable as if Mr. McGuinn had remained employed. If Mr. McGuinn’s employment is terminated for cause or if he terminates his employment for reasons other than a constructive discharge, permanent disability, retirement or death, he will receive any benefits that have vested prior to such termination under the supplemental retirement provisions of his employment agreement or under the terms of the Corporation’s generally applicable employee benefit plans.

Mr. Condron

In connection with Mr. Condron’s appointment as the President and Chief Operating Officer of the Corporation and Mellon Bank, Mr. Condron entered into an employment agreement with the Corporation with a term lasting until January 31, 2001. The employment agreement provides for an annual base salary of $650,000, subject to annual increases, participation in all of the Corporation’s executive compensation and other benefit programs and perquisites appropriate to Mr. Condron’s position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The agreement provides that if, during the term of the agreement, Mr. Condron ’s employment is terminated by the Corporation other than for cause or in the event of a constructive discharge (a) he will receive full salary and benefits until the expiration of the agreement’s term or, if termination occurs within 12 months of the end of the term, for a period no less than the shorter of (i) 12 months or (ii) until the date Mr. Condron commences full-time employment with another employer, (b) he will receive for each calendar year or portion of a year remaining in the term of the agreement an amount equal to the highest bonus received by him for any of the three years preceding his termination, (c) all outstanding stock options, other than stock options granted with deferred cash incentive awards, and restricted stock, other than performance-based awards, will become immediately vested and (d) all outstanding stock options with associated deferred cash incentive awards and performance-based restricted stock will remain outstanding and become exercisable and payable as if Mr. Condron had remained employed. If Mr. Condron’s employment is terminated for cause or if he terminates his employment for reasons other than a constructive discharge, permanent disability, retirement or death, he will receive any benefits that may have vested prior to such termination under the supplemental retirement provisions of his employment agreement or under the terms of the Corporation’s generally applicable employee benefit plans.

Mr. Elliott

In connection with Mr. Elliott’s appointment as Senior Vice Chairman of the Corporation and Mellon Bank, Mr. Elliott and the Corporation entered into an employment agreement with a term lasting until January 31, 2001. The employment agreement provides for an annual base salary of $450,000, subject to annual increases, participation in all of the Corporation’s executive compensation and other benefit programs and perquisites appropriate to Mr. Elliott’s position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The agreement provides that if, during the term of the agreement, Mr. Elliott’s employment is terminated by the Corporation other than for cause or in the event of a constructive discharge (a) he will receive full salary and benefits until the expiration of the agreement’s term or, if termination occurs within 12 months of the end of the term, for a period no less than the shorter of (i) 12 months or (ii) until the date Mr. Elliott commences full-time employment with another employer, (b) he will receive for each calendar year or portion of a year remaining in the term of the agreement an amount equal to the highest bonus received by him for any of the three years preceding his termination, (c) all outstanding stock options, other than stock options granted with deferred cash incentive awards, and restricted stock, other than performance-based awards, will become immediately vested and (d) all outstanding stock options with associated deferred cash incentive awards and performance-based restricted stock will remain outstanding and become exercisable and payable as if Mr. Elliott had remained employed. If Mr. Elliott’s employment is terminated for cause or if he terminates his employment for reasons other than a constructive discharge, permanent disability, retirement or death, he will receive any benefits that may have vested prior to such termination under the supplemental retirement provisions of his employment agreement or under the terms of the Corporation’s generally applicable employee benefit plans.

Change in Control Severance Agreements—Senior Officers

The Corporation has entered into change in control severance agreements (the “Agreements”) with the Chairman, each of the other named executive officers and certain other senior officers of the Corporation. The purpose of the Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened Change in Control (as defined in the Agreements). Each Agreement becomes operative only upon both a Change in Control and the subsequent termination of employment of the executive in accordance with the terms of the Agreement. Payments under the Agreements are in full settlement of all other severance payments which may otherwise be payable to the executive under any other severance plan or agreement of the Corporation, including the employment agreements described above and the Displacement Program and Change in Control Severance Pay Resolution described below. The following discussion summarizes the key provisions of the Agreements covering the Chairman and each other named executive officer. If the employment of any of the named executive officers is terminated during the three-year period following a Change in Control of the Corporation, either by the Corporation other than for Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements, including the termination of employment by the executive for any reason during the 30-day period commencing one year after the date of such Change in Control), the executive will be entitled to receive: (a) a lump sum cash amount equal to such executive’s unpaid salary and bonus amounts which have become payable and have not been deferred, plus a pro-rata portion of such executive ’s annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to three times the sum of (i) the executive’s highest annual rate of base salary during the 12-month period immediately prior to his termination of employment and (ii) the executive’s highest annual incentive bonus earned during the last three completed fiscal years of the Corporation; (c) continuation of medical, dental, accident, disability and life insurance benefits for the executive and his dependents for a period of three years following the executive ’s date of termination of employment; and (d) three additional years of service credit under all non-qualified retirement plans and excess benefit plans in which the executive participated as of his date of termination. If the executive’s date of termination is within three years of the earliest date on which such termination could be considered a Retirement (as defined in the Agreements), the benefits described in (b), (c) and (d) in the preceding sentence will be reduced accordingly. In the event that payments related to a Change in Control of the Corporation to any executive under the Agreements or otherwise are subject to the excise tax under Section 4999 of the Internal Revenue Code, the Corporation will generally provide the executive with an additional amount sufficient to enable the executive to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed on such executive, in which case payments under the Agreement shall be reduced (but not below zero) to the amount that could be paid to such executive without giving rise to such excise tax.

Change in Control Benefits—Other Employees

Displacement Program

Under the Corporation’s Displacement Program, eligible salaried employees of the Corporation may receive certain benefits if their employment with the Corporation is terminated due to technological changes or other business reasons not related to individual performance. Such benefits may include temporary assignments, placement assistance, benefits continuation and/or severance payments based upon years of service. The program is subject to revision or termination at the Corporation’s discretion; provided, however, that it may not be changed to reduce benefits payable upon a displacement occurring within three years following a change in control of the Corporation, unless such change to the program was adopted at least 12 months prior to the occurrence of the change in control.

Change in Control Arrangements

All eligible salaried employees who are terminated within three years after a change in control (as defined) of the Corporation, other than for good cause, and under circumstances that would entitle them to benefits under the Displacement Program, would also be entitled to 12 months of base salary and benefit continuation under the Corporation’s Change in Control Severance Pay Resolution. In addition, for 10 years after the occurrence of a change in control of the Corporation, no plan merger or coverage extension involving Mellon Bank’s tax-qualified retirement plan will be permitted if it would cause the plan’s assets to fall below 125% of its liabilities, and employees age 50-54 on the date of the change in control will become eligible for early retirement under this Mellon Bank plan, on or after age 55, on the same basis as employees who are age 55. These benefits may not be reduced unless such change was adopted at least 12 months prior to the occurrence of the change in control.

A change in control will generally occur for purposes of the Displacement Program, the Change in Control Severance Pay Resolution and the tax-qualified retirement plan upon approval by the Corporation’s shareholders of a business combination or merger involving the Corporation unless immediately following such transaction the surviving corporation meets each of the following requirements: (a) the surviving corporation owns consolidated assets of the Corporation with an aggregate book value equal to more than 50% of the book value of the Corporation’s consolidated total assets prior to the transaction, (b) more than 50% of the total voting power of the surviving corporation is held by the Corporation’s shareholders immediately prior to the transaction, (c) at least a majority of the members of the board of directors of the surviving corporation were directors of the Corporation prior to the merger, and (d) no person is the beneficial owner of 15% or more of the total voting power of the surviving corporation.

COMPENSATION COMMITTEE REPORT

Introduction

The Corporation’s Human Resources Committee (the “Committee ”) is composed entirely of independent outside directors. Among the Committee’s duties are the responsibility for establishing and reviewing the compensation and benefits of the senior managers of the Corporation and its subsidiaries, including the compensation of the Chairman and the other named executive officers. The Committee actively advises and assists management in formulating and implementing policies designed to assure the selection, development and retention of key personnel.

Under the guidance of the Committee, the Corporation’s compensation policies are designed to accomplish the goal of managing the Corporation towards increased profitability and shareholder value. Accordingly, two principles underlying the Corporation’s compensation policy for all senior managers, including the Chairman and the other named executive officers, are (i) aligning the financial interests of senior managers with those of the Corporation’s shareholders and (ii) paying for corporate and individual performance. These principles are reflected in the structure of the Corporation’s compensation program for senior managers, which consists of three basic components: base salary, annual awards under the Profit Bonus Plan (the “Bonus Plan”) and awards under the Long-Term Profit Incentive Plan (1996) (the “Option Plan ”). Through this structure, the Committee places emphasis on the “at risk” elements of compensation for senior managers. Base salaries are generally set somewhat below the market, and the incentive components of the Bonus Plan and the Option Plan are relied on to achieve a competitive compensation package. There was no change in 1999 in the Corporation’s overall compensation policy for senior managers.

Awards under the Corporation’s incentive plans are tied to corporate, business unit and individual performance. The accomplishment of the goals and objectives of the Corporation’s operating and strategic plans is the basis for making awards under the Bonus Plan and the Option Plan and, except where performance goals have been set under the Option Plan, there is no formal weighting of various factors. Together, the plans provide the Committee with the flexibility to grant awards in a manner that is believed by the Committee to encourage managers to continually focus on building high quality profitability and long-term shareholder value. Under the Option Plan, deferred cash incentive awards payable in the amount of an option’s exercise price may be awarded in connection with an option grant. In the event the exercisability of the related option is accelerated, the deferred cash incentive award becomes payable and must be used by the executive to pay the option’s exercise price upon exercise. Deferred cash incentive awards will only be payable if the Corporation achieves certain pre-established performance goals. Performance goals are based on maintenance of or changes in one or more of the following objective business criteria: earnings or earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or non-performing assets. The Committee may apply its discretion, where the goals have been met, only to decrease the preestablished amount of the award. These requirements have been imposed so that the amounts paid to executive officers under such awards will qualify for the “performance based compensation” exception to the cap on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Base Salary

In 1999, base salaries were increased for a number of the Corporation ’s senior managers, including five of the named executive officers. In considering recommendations for increases in the base salaries of these senior managers, the Committee reviewed the performance of each officer against various objectives, including performance against the business plans to date for 1999 for those lines of business for which he was responsible. The Corporation’s business plans and the elements thereof applicable to its various lines of business include financial performance targets such as: income, expenses, asset quality, operating margin, return on assets and return on equity. In addition to such evaluations, the Committee compared the recommended increases to compensation data based on a survey of comparable executive officers of 16 other financial institutions similar to the Corporation in terms of size and/or the mix of its lines of business. These comparative financial institutions are included within the KBW 50 Index used for the Performance Graph on page 12.

Mr. McGuinn’s base salary was set at $750,000, effective June 1, 1999. In setting this amount, the Committee considered the Corporation ’s performance against its business plan for 1999 to date, the Corporation’s achievement of strategic goals and the Corporation’s total returns to shareholders in terms of share price appreciation and dividends and Mr. McGuinn’s contributions towards these achievements. The Committee also reviewed compensation data based on a survey of comparable chief executive officers of 23 other broad-based financial institutions similar to the Corporation in terms of its various lines of business. Of these comparative financial institutions, 15 are included within the KBW 50 Index used for the Performance Graph on page 12. The remaining companies represent broader-based institutions that are not included in the KBW 50 Index. Based upon the results of such evaluation and review, Mr. McGuinn’s base salary was set at approximately the 50th percentile of the relevant peer group of chief executive officers. Mr. McGuinn is entitled to annual review of his base salary by the Committee under the terms of his employment contract with the Corporation (See “Employment Agreements with Named Executive Officers” on pages 18 through 19).

Mr. Condron and Mr. Elliott received increases to their base salaries in 1999. Their increases were based on the survey of 23 broad-based financial institutions referred to in the preceding paragraph for Mr. McGuinn. Mr. Condron and Mr. Elliott are entitled to an annual review of their base salaries by the Committee under the terms of their employment contracts with the Corporation. (See “Employment Agreements with Named Executive Officers” on pages 18 through 19.)

Option Plan Awards

In 1999, the Committee reviewed the long-term incentive component of total compensation for Messrs. McGuinn, Condron and Elliott and awarded them additional stock options and restricted stock grants. In conducting its review, the Committee considered the comparative compensation data mentioned above. Based on the comparative compensation data reviewed by the Committee, the value of the “at risk” component of compensation represented by these options and restricted stock grants, coupled with the Corporation ’s annual cash compensation (measured in terms of base salary and cash bonus), will achieve the needed competitive positioning of the Corporation ’s senior executive compensation package while creating a significant incentive for the executives and aligning their financial interests with those of the Corporation’s shareholders. The number of options and restricted stock previously granted to each executive was considered in determining the number of shares covered by each award.

In May of 1999, Messrs. McGuinn, Condron and Elliott received grants of stock options, which will only become exercisable prior to the expiration of seven years from the date of grant if the target prices for the Common Stock are achieved. The options will become exercisable as indicated when the closing price for the Common Stock on the New York Stock Exchange has achieved the following levels for at least 20 consecutive trading days: 25% at $44.2969; 50% at $53.1563; 75% at $62.0157; and 100% at $70.875. (See footnote 2 to the table for “Options Grants in 1999” on page 15.)

In May of 1999, Messrs. McGuinn, Condron and Elliott also received grants of performance accelerated restricted stock. The shares are restricted against transfer for seven years and will only be earned prior to the expiration of seven years from the date of grant if performance goals established by the Committee are met. The performance goals require that for years after 1998 both earnings per share and return on common equity targets must be met. If the performance goals are met for a particular year, the restrictions against transfer will then lapse as to one-third of the amount granted to each executive. The executive has full voting rights with respect to the shares, and dividends are payable at the same rate and at the same time as paid to other holders of the Corporation’s Common Stock. In January of 2000, the Committee certified that the performance goals for 1999 were achieved and the restrictions against transfer lapsed for one-third of each executive’s award. (See footnote 2 to the “Summary Compensation Table” on page 13.)

The Committee reviews the performance of senior managers annually and within its discretion considers whether the exercise date for certain previously granted options should be accelerated. As provided for in the Option Plan, the exercise of these accelerated options is intended to include the payout of a deferred cash incentive award to the optionee in an amount equal to the exercise price for such options. The optionee must use the cash award to pay the option exercise price of such accelerated options. Such acceleration, and payment of the attendant deferred cash incentive awards, are a significant element of the incentive component of total compensation for the Corporation’s senior managers. As discussed above, the payment of deferred cash incentive awards is tied to the achievement of preestablished corporate level performance goals. Accordingly, in February of 1998, the Committee adopted performance goals applicable to the calendar year 1998 which required certain levels of core net income available to Common Stock or earnings per share of Common Stock or core return on common equity to be achieved in order for a set percentage of the outstanding deferred cash incentive awards to be earned. In January of 1999 the Committee certified the achievement of the performance goals for 1998. As a result, deferred cash incentive awards were paid to Mr. McGuinn and each of the other named executive officers in an amount not exceeding one-third of their deferred cash incentive awards. These awards are disclosed in the LTIP Payouts column on the Summary Compensation Table on page 13. Similarly, in February of 1999, the Committee adopted performance goals applicable to the calendar year 1999 which required the achievement of certain levels of net income available to Common Stock or earnings per share of Common Stock or return on common equity. In January of 2000, the Committee certified the performance goals for 1999 to have been achieved. As a result, deferred cash incentive awards were paid to Mr. McGuinn and each of the other named executive officers in an amount not exceeding one-third of their deferred cash incentive awards.

Bonus Plan Awards

The Committee considered and approved bonus awards for 1999 for the Corporation’s senior managers, including Mr. McGuinn and the other named executive officers, which were generally payable 75% with cash and 25% with restricted shares of the Corporation’s Common Stock. In connection with making awards under the Corporation’s Bonus Plan for 1999, the Committee again examined the performance of its senior managers. This review focused on the individual performance of each officer for full year 1999 and on the Corporation’s overall performance in achieving the objectives of its 1999 operating plan and taking significant steps in the execution of its strategic plan. Each officer was evaluated based in significant measure upon performance in the following areas: Shared Values, Leadership Priorities, Mellon Third Century Initiatives, Business Synergy Initiatives, Risk Management and Financial Performance (income, expenses, asset growth, operating margin and return on capital). In determining Mr. McGuinn’s Bonus Plan award for 1999, the Committee evaluated him within the context of the year experienced by the Corporation in terms of achieving the objectives of its 1999 operating plan, as well as his leadership in planning and implementing strategic and operating initiatives designed to increase the long-term value of the Corporation’s franchise. In recognition of Mr. McGuinn’s leadership during 1999, a year that saw the Corporation report record earnings, he received a Bonus Plan award of $1,600,000.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of executive compensation for officers of public companies. Section 162(m) generally disallows the ordinary business expense deduction to compensation in excess of $1,000,000 paid to a company’s chief executive officer and each of the next four most highly compensated executive officers. As discussed above, the Option Plan has been designed to allow the Committee, in its discretion, to grant incentive compensation awards that qualify for the ordinary business expense deduction as “performance based compensation ” under Section 162(m).

The Corporation and the Committee continue to examine the issue of deductibility of executive compensation within the context of the overall operation of the Corporation’s compensation plans and will consider what additional actions should be taken, if any, to operate the compensation plans in a tax effective manner. The Committee examines particularly carefully any compensation proposal or program if there is a reasonable likelihood that the Corporation would lose a deduction as a consequence of its adoption.

The foregoing report is presented by the Human Resources Committee of the Board of Directors.

Charles A. Corry, Chairman	Joab L. Thomas
Carol R. Brown	Wesley W. von Schack, Vice Chairman
J. W. Connolly

APPROVAL OF AMENDMENTS TO THE LONG-TERM PROFIT INCENTIVE PLAN (1996) (Proxy Item 2)

Proposed Amendments

Upon the recommendation of the Human Resources Committee (the ‘ ‘Committee”), the Board of Directors has adopted, subject to shareholder approval, the following amendments to the Long-Term Profit Incentive Plan (1996) (the ‘‘Option Plan”):

1.	An increase of 14,000,000 in the total number of shares of Common Stock reserved for issuance pursuant to awards, including 6,500,000 additional shares for issuance as restricted stock;

2.	Deletion of the requirement that awards be granted under the Option Plan only to full-time employees;

3.	Inclusion of new Section 3.5 prohibiting the repricing of option awards; and

4.	Technical amendments to the language describing retirement and disability to reflect current corporate practices.

Reasons for the Amendments

The Board of Directors believes that in order to continue to attract, retain and reward valuable personnel, it is important for the Corporation to be able to grant long-term, stock-based incentive compensation awards to its key employees. On February 11, 2000, options covering approximately 21,900,000 shares of Common Stock were outstanding of which approximately 13,600,000 were exercisable. In addition, approximately 1,700,000 shares of restricted stock were then outstanding. Under the Option Plan’s current limitations, approximately 14,600,000 shares of Common Stock remained available for future awards, of which approximately 1,500,000 shares could be issued as restricted stock awards. In order to continue to provide long-term, stock-based incentives to the Corporation’s key employees, it is now recommended that the authorized shares available under the Plan be increased by 14,000,000 shares, including an additional 6,500,000 shares that may be granted as restricted stock awards.

Under the Plan as adopted in 1996, awards could be granted covering up to 4,000,000 shares of restricted stock (as adjusted for stock splits in 1997 and 1999). Of that total, approximately 1,500,000 shares remain available for future grants. The Corporation for a number of years has utilized restricted stock to pay a percentage of the annual bonus awards for key employees whose base salaries are $125,000 or greater. Recently, the Corporation has permitted senior officers to elect to receive a higher percentage of their annual bonus award in restricted stock. These bonus-related grants normally vest three years after grant.

In 1999, the Corporation began issuing performance-based restricted stock as long-term incentive compensation, a compensation device not contemplated when the 4,000,000 restricted share limit was set in 1996. The Corporation has found these awards to be a highly desired, effective technique for both incenting executives and aligning their interests with those of the Corporation’s shareholders. The types of performance goals the Corporation has utilized and may utilize in the future are described below under “Authorized Awards-Performance Goals.” Typically, restrictions on transferability of these awards lapse after seven years, but the restrictions can lapse earlier (for example, over a three-year period) if specified performance goals are achieved. Performance-based restricted stock that vests after seven years, whether or not the performance goals have been met, does not qualify for exclusion from the limitations on deductibility in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board of Directors believes that the use of restricted stock, both as part of the annual bonus award and as an important part of long-term incentive compensation, is a powerful device to align the interests of key employees with those of shareholders. To permit continued use of this compensation technique, the Board of Directors has proposed that the limitation on the number of shares that may be granted as restricted stock be increased.

Upon approval of the amendments, given the number of awards currently outstanding, there will be approximately 28,600,000 shares available for future awards, including approximately 8,000,000 shares available for the issuance of restricted stock awards.

In addition, the Board of Directors recommends that the eligibility requirements of the Option Plan be revised to provide that grants may be made to part-time as well as full-time employees. This reflects the changing nature of work arrangements today and the Corporation ’s efforts to become an employer of choice and continue to attract the best qualified workers.

The Board of Directors also proposes that the Option Plan be amended to explicitly prohibit the repricing of option awards after they have been granted. The Option Plan is currently silent on the issue of repricing. The Corporation has not repriced options granted under the Option Plan and has no intention of doing so. However, the Corporation does understand that this issue is important to many of its shareholders, and so the Board of Directors proposes to amend the Option Plan to explicitly prohibit option repricing.

Finally, the Board of Directors recommends that certain technical changes be adopted to the language describing retirement and disability, where such language appears in the Option Plan, to conform to current corporate usage.

The description of the Option Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Option Plan as proposed to be amended, a copy of which is attached hereto as Exhibit A.

Description of Amended Plan

Purposes.    The purposes of the Option Plan are to promote the growth and profitability of the Corporation and its affiliates by providing officers and other key executives with incentives to achieve long-term corporate objectives, to attract and retain officers and other key executives of outstanding competence, and to provide such key employees with an equity interest in the Corporation.

Administration.    The Option Plan is administered by the Human Resources Committee of the Board of Directors (the “Committee”), each member of which shall at the time of any action under the Plan be a “disinterested person” as then defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as then defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has the authority under the Option Plan, among other things, to grant awards, prescribe limitations, restrictions and conditions upon awards, adopt, amend and rescind rules and regulations and interpret the Option Plan.

Participation.    The Committee may grant awards under the Option Plan to any eligible employee. Eligible employees include any corporate officer, key executive, administrative or professional employee of the Corporation or any of its affiliates. Affiliates of the Corporation include any corporation, limited partnership or other organization in which the Corporation owns, directly or indirectly, 50% or more of the voting power. In practice, awards have been granted to a group of approximately 2,500 employees, including employees who are considered to have a high potential for contributing to the future success of the Corporation.

Authorized Shares.    The aggregate number of shares of Common Stock reserved for issue under the Option Plan on and after the effective date of the proposed amendment will be approximately 50,500,000 shares of which approximately 8,000,000 may be issued as restricted stock. The definitive aggregate number of shares reserved for issue under the Option Plan and the definitive number of shares that may be issued as restricted stock, to be set forth in Section 3.4(a) of the Option Plan, will be determined as of the close of business on April 18, 2000, the date of proposed approval of the amendments to the Option Plan. These totals will cover (i) approximately 21,900,000 shares to be issued pursuant to outstanding and unexercised options and (ii) approximately 28,600,000 shares for future awards, including approximately 8,000,000 shares which may be issued as restricted stock awards. To the extent that shares of restricted stock or shares of Common Stock covered by deferred share awards outstanding as of April 18, 2000 are surrendered or forfeited to the Corporation, such shares will again be available for issuance by the Committee in addition to the shares covered by the share limitations set forth above.

The limitation on restricted stock awards will also apply to deferred share awards, which are similar to restricted stock awards. See “Authorized Awards—Restricted Stock and Deferred Share Awards. ”

For purposes of determining how many shares have been issued under the Option Plan, the following will be counted against the total number of shares of Common Stock reserved for issuance: (i) shares actually issued upon exercise of an option, except that when options are exercised by the delivery of shares of Common Stock (including withholding shares on exercise) the charge against the total is limited to the net new shares of Common Stock issued; (ii) shares actually issued upon exercise of a stock appreciation right, (iii) shares actually issued upon payment of a performance unit, (iv) shares of Common Stock that are granted as restricted stock and shares covered by a deferred share award. Shares of Common Stock that are subject to an option which for any reason either terminates unexercised or expires, except by reason of exercise of a related stock appreciation right, and shares of restricted stock or shares covered by a deferred share award that are surrendered or forfeited to the Corporation will again be available for issuance under the Option Plan. Shares of Common Stock issued pursuant to awards may be newly issued shares, shares which have been reacquired by the Corporation and are held in treasury or shares held by an employee stock benefit trust. On February 11, 2000, the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions was $31.4375.

Adjustments.    The Option Plan provides that if there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant or subject to or granted pursuant to an outstanding award and the price thereof, and any other numeric limitations under the Option Plan, shall be appropriately adjusted by the Committee or the Board of Directors.

Amendments.    The Committee or the Board may at any time terminate or amend the Option Plan as it may deem advisable. Any such action may be taken without the approval of the Corporation’s shareholders, but only to the extent that shareholder approval is not required by applicable law or regulation, or the rules of any stock exchange on which the Common Stock is listed. The termination or amendment of the Plan shall not, without the consent of a participant, adversely affect such participant’s rights under an award previously granted.

Change of Control.    Upon the occurrence of a Change in Control Event, as defined under the Option Plan, outstanding options and SARs (unless expressly provided otherwise in the agreement) will become fully exercisable, restrictions placed upon restricted stock and deferred share awards will lapse, and if provided in the agreement evidencing the award, outstanding deferred cash incentive awards will become payable.

Authorized Awards

Performance Goals.    Performance goals shall be established by the Committee in connection with the grant of performance units and deferred cash incentive awards and may be established in connection with the grant of restricted stock and deferred share awards. Performance goals shall be established by the Committee in compliance with Section 162(m) of the Code covering a performance period set by the Committee and based on maintenance of or changes in one or more of the following objective business criteria: earnings or earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or non-performing assets. Performance goals may be applicable to a business unit or to the Corporation as a whole and need not be the same for each type of award or for each individual receiving the same type of award. The Committee may retain the discretion to reduce (but not to increase) the portion of any award which will be earned based on achieving performance goals.

Stock Options and SARs.    Stock options may be granted as nonqualified options or incentive stock options qualified under Section 422 of the Code. Options are granted with terms not exceeding 10 years from the date of grant and generally become exercisable pursuant to a vesting schedule set at the time of grant, although the Committee retains the discretion to accelerate exercisability. The exercise price for any option may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. The exercise price of an option, including required withholding taxes, may be paid by a participant in cash or in shares of Common Stock, including shares that are withheld at the direction of the participant upon exercise of the option. Where the exercise price is paid in shares of Common Stock, the shares, or an equivalent number of shares where shares are withheld, must have been owned by the participant for six months or longer prior to delivery to the Corporation.

Reload option rights may be awarded in conjunction with any grant of options and entitle the participant upon exercise of that option through the delivery or withholding of shares of Common Stock, to automatically be granted on the date of such exercise a new reload option for a number of shares not greater than the number of shares delivered or withheld, including shares delivered or withheld in payment of the exercise price and withholding taxes. Reload options have an exercise price not less than the fair market value of the Common Stock on the date of grant, an expiration date not later than the expiration date of the original option and other terms that are permissible for the grant of any other stock option under the Option Plan. Reload option rights may be granted in conjunction with reload options. Reload option rights outstanding under the Option Plan provide that reload options will only be issued if the closing price of the Common Stock on the New York Stock Exchange on the date of exercise exceeds the exercise price by at least 25 percent. Outstanding reload options vest in full three years after their date of grant.

Stock appreciation rights (“SARs”), which may be granted in tandem with options or on a stand-alone basis, entitle participants to receive upon exercise the difference between the fair market value on the date of exercise of the shares of Common Stock subject to the SAR and the designated base price. The base price for any SAR may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation arising out of a SAR exercise in cash, shares of Common Stock or some combination thereof.

Both options and SARs are generally exercisable for two years after termination of employment after age 55 with five years of credited employment with the Corporation or termination of employment due to death or disability, to the extent that they were exercisable upon termination of employment. If termination of employment occurs after the occurrence of a Change in Control Event and is “without cause”, as defined in the Option Plan, options and SARs remain exercisable for one year thereafter. Otherwise, options and SARs will generally terminate on termination of employment unless otherwise determined by the Committee and provided in the option or SAR agreement. The Committee has the authority to grant longer post-employment exercise periods, including through the remaining term of the option. However, no option or SAR may be exercised after the end of its original term. The maximum number of shares of Common Stock available for grants of options or SARs to any one participant under the Option Plan during a calendar year may not exceed 4,000,000 shares. This maximum limitation shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

Deferred Cash Incentive Awards.     Deferred cash incentive awards may be granted in conjunction with all or any part of an option either at the time the option is granted or at any time thereafter during the term of the option. Except in the event of death, disability or the occurrence of a Change in Control Event, any deferred cash incentive award only becomes earned and payable if the Corporation achieves performance goals which are established for a performance period (which must be a calendar year or longer) by the Committee in compliance with Section 162(m) of the Code. A deferred cash incentive award entitles the participant to receive from the Corporation at the time the related option is exercised an amount of cash equal to the exercise price of the option (i.e., the fair market value of the Common Stock subject to the option on the date of grant). Under no circumstances may a deferred cash incentive award be applied to any purpose other than the payment of the exercise price of a properly exercised related option. No participant may in any calendar year receive payment of deferred cash incentive awards with respect to options for more than 3,000,000 shares of Common Stock. The Committee may reduce (but not increase) the amount payable, provided the applicable performance goals have been met.

Performance Units.    Performance units represent the right of a participant to receive shares of Common Stock or cash at a future date upon the achievement of performance goals which are established for a performance period (which may be less or more than one calendar year) by the Committee in accordance with Section 162(m) of the Code. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation under a performance unit in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. No more than $1,000,000 may be paid in cash or fair market value of Common Stock (valued no later than three days after the date the Committee certifies the achievement of the performance goals) under all performance units paid to any one participant during a calendar year. The Committee may reduce (but not increase) the amount payable under any performance unit, provided the applicable performance goals have been met.

Restricted Stock and Deferred Share Awards.     Restricted stock awards cover shares of Common Stock which are registered in the participant’s name upon grant. The participant generally enjoys all the incidents of stock ownership with respect to such shares, including the right to receive cash dividends and to vote the shares. However, the participant may not sell, transfer, assign or otherwise encumber or dispose of the shares until the restrictions have lapsed. The lapse of the restrictions may be conditioned on the fulfillment of one or more employment or performance-based conditions, which may or may not include the achievement of performance goals which are established for a performance period (which may be less or more than one calendar year) by the Committee in accordance with Section 162(m) of the Code. No individual may in any one calendar year receive payment of a performance-based restricted stock award granted in compliance with Section 162(m) of the Code covering more than 400,000 shares of Common Stock. Transfer restrictions will also generally lapse upon death, disability, termination after age 55 with five years of credited employment with the Corporation and the occurrence of a Change in Control Event. Deferred share awards may be elected by participants in place of grants of restricted stock and represent the Corporation’s promise to deliver shares of Common Stock to the participant on a deferred payment date elected by the participant. They cover the same number of shares of Common Stock as the surrendered or foregone restricted stock award and are subject to the same aggregate and individual limitations applicable under the Option Plan to restricted stock awards. A deferred share award will have terms designed to be the same, as nearly as practicable, as the terms of the restricted stock award it replaces, including the payment of dividend equivalents in place of dividends.

Plan Benefits

The selection of participants who receive awards under the Option Plan, and the size and type of awards are generally determined by the Committee in its discretion. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2000.

The following table shows, as of February 11, 2000, deferred cash incentive awards granted under the Option Plan but not yet accelerated by the Committee upon achieving performance goals and the number of stock options previously granted and outstanding under the Option Plan which carry reload option rights.

Option Plan

	Options With Deferred Cash Incentive Awards		Options With Reload Option Rights*
Name and Position	Number of Shares	Maximum Dollar Value	Number of Shares
MARTIN G. MC GUINN	53,668	$1,341,518	447,460
Chairman and Chief Executive Officer

CHRISTOPHER M. CONDRON	38,500	$1,012,718	399,676
President and Chief Operating Officer

STEVEN G. ELLIOTT	40,333	$ 950,636	281,289
Senior Vice Chairman and Chief Financial Officer

KEITH P. RUSSELL	47,530	$1,138,435	88,602
Vice Chairman

JOHN T. CHESKO	50,220	$1,271,913	121,600
Vice Chairman and Chief Risk Officer

JEFFERY L. LEININGER	53,800	$1,183,887	94,400
Vice Chairman

EXECUTIVE OFFICER GROUP (10)	354,967	$8,917,333	1,612,684

NON -EXECUTIVE OFFICER GROUP	312,652	$8,501,951	9,071,623

*
Reload options will be automatically granted on exercise when the exercise price is paid by delivering or withholding shares of Common Stock; provided the closing price of the Common Stock in the New York Stock Exchange Composite Transactions on the date of exercise exceeds the exercise price by at least 25 percent. Reload options have an exercise price equal to the closing price of the Common Stock on their grant date and the same expiration date as the underlying option.

Federal Income Tax Consequences

The following discussion summarizes the Federal income tax consequences to participants who may receive grants of awards under the Option Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 2000, and regulations promulgated thereunder as of such date.

Nonqualified Stock Options.    For Federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the Option Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of Common Stock on the date of such exercise over the exercise price times the number of shares exercised. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant’s exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year. Reload options are treated as nonqualified stock options for purposes of this discussion.

The Corporation is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

Incentive Stock Options.    No taxable income is realized by the participant upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the Option Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Corporation for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) the Corporation will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as short-term capital gain or loss, as the case may be, and will not result in any deduction by the Corporation. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

Stock Appreciation Rights.    No taxable income is recognized by a participant upon the grant of a SAR under the Option Plan. Upon the exercise of a SAR, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of Common Stock received upon exercise. Shares of Common Stock received on the exercise of a SAR will be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR. The Corporation is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of a SAR.

Restricted Stock.    Awards of restricted stock will not result in taxable income to the participant or a tax deduction to the Corporation for Federal income tax purposes at the time of grant. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the restricted stock is no longer subject to forfeiture. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted stock as if such shares were unrestricted and could be sold immediately. If the restricted stock subject to such election is forfeited, the Internal Revenue Service takes the position that the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted stock after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires and the tax basis will be equal to the fair market value of the shares on that date. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the restricted shares on the date of the grant as if such shares were then unrestricted and could be sold immediately. The award of shares of restricted stock which are subject to the achievement of performance goals will not result in taxable income to the participant or a tax deduction to the Corporation for Federal income tax purposes at the time of grant. A recipient of such an award generally will be subject to tax at the same time and in the same manner as applicable to recipients of restricted shares as described above. The Corporation is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the lapse of restrictions on an award of restricted stock or an election under Section 83(b) of the Code.

Performance Units.    The Federal income tax consequences of performance units will depend on how such awards are structured. Generally, the Corporation will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code) with respect to such awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that such awards will usually result in compensation income to the recipient in some amount.

Deferred Cash Incentive Awards.    No taxable income is realized by a participant upon the grant of a deferred cash incentive award in connection with the grant of an option. A deferred cash incentive award can only be used to pay the exercise price of the related option. A participant recognizes compensation income related to the deferred cash incentive award after the related option has vested and the Committee has certified 1) the achievement of the performance goals related to the deferred cash incentive award and 2) the amount of the deferred cash incentive award to be paid. The amount of compensation income a participant recognizes is equal to the option exercise price. Generally, the Corporation will be entitled to a deduction with respect to such awards only to the extent that the recipient recognizes compensation income in connection with such award.

Deferred Share Awards.    The election of a deferred share award permits the participant to defer the receipt of taxable income until the time the shares of Common Stock are delivered to the participant, usually after retirement. The participant will then generally be subject to tax at ordinary income rates on the fair market value of the shares at their payout election date. The Corporation will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the delivery of the Common Stock.

Limits on Deductions.    Under Section 162(m) of the Code, the deductible amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of the Corporation in the year for which a deduction is claimed by the Corporation (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Corporation to claim a deduction for compensation paid to any other executive officer or employee of the Corporation (including its subsidiaries) is not affected by this provision.

The Corporation has structured the Option Plan so that any compensation for which the Corporation may claim a deduction in connection with the exercise of nonqualified stock options and SARs, the disposition by an optionee of shares acquired upon the exercise of incentive stock options and payments made pursuant to performance units and deferred cash incentive awards will be performance-based within the meaning of Section 162(m) of the Code. Grants of restricted stock may or may not be performance-based, and therefore any amounts for which the Corporation may claim a deduction may or may not be subject to the limitations on deductibility in Section 162(m) of the Code. Restricted stock grants that cliff-vest after seven years, whether or not related performance goals have been met, will not be performance-based within the meaning of Section 162(m).

Action by Shareholders

The Board of Directors believes that the above described amendments to the Option Plan are appropriate and consistent with the Corporation ’s objectives of attracting and retaining officers and key executives of outstanding competence and providing incentives for such employees to improve the long-range profitability of the Corporation. Accordingly, the Board believes that approval of the amendments to the Option Plan by the Corporation’s shareholders is in the best interests of the Corporation and its shareholders.

Approval of the proposed amendments to the Option Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. The Pennsylvania Business Corporation Law provides that an abstention is not a vote cast. Therefore, an absention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

With respect to Proxy Item 2, the Board of Directors recommends a vote FOR approval of the amendments to the Long-Term Profit Incentive Plan (1996) described above.

APPROVAL OF ADOPTION OF THE MELLON FINANCIAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN (Proxy Item 3)

The Mellon Financial Corporation Employee Stock Purchase Plan (the “Plan”) was adopted, subject to shareholder approval, by the Board of Directors on February 15, 2000. The Board of Directors recommends that the shareholders vote “FOR” approval of adoption of the Plan.

The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit B to the Proxy Statement.

General

The purposes of the Plan are to provide an opportunity for employees of the Corporation and its subsidiaries to purchase shares of Common Stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation. The purchase of shares will occur through quarterly offerings financed by payroll deductions.

The aggregate number of shares which may be issued and sold under the Plan is 10,000,000 shares of Common Stock, subject to proportionate adjustment in the event of stock splits and similar events.

Administration

The Plan will be administered by the Human Resources Committee (the “Committee”) of the Board of Directors. The Committee will have the power to interpret the Plan and to prescribe rules, regulations and procedures in connection with the operations of the Plan.

Eligibility of Employees

All full-time employees of the Corporation and any subsidiary designated by the Committee are eligible to participate in the Plan, provided that the Committee may (a) permit part-time employees to participate and (b) impose an eligibility period of up to two years’ employment with the Corporation. It is estimated that as of January 31, 2000 the number of employees who would have been eligible to participate in the Plan was approximately 27,000.

No employee will be eligible to participate in the Plan during a Purchase Period if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the Plan and any outstanding stock options, would exceed 5% of the voting power or value of the Corporation’s outstanding stock.

Purchase Periods and Payroll Deductions

It is anticipated that there will be quarterly Purchase Periods for the purchase of Common Stock under the Plan, with the first Purchase Period under the Plan to begin on March 1, 2001. The Committee has the power to change the number or duration of the Purchase Periods, but no Purchase Period may be longer than 27 months, and no Common Stock may be sold under the Plan after February 28, 2011.

An eligible employee may participate in the Plan during any Purchase Period by filing a payroll deduction authorization by the enrollment deadline established for the Purchase Period. A Participant may authorize a payroll deduction of between 1% and 15%, in whole percentages, of the employee’s basic rate of compensation to be deducted for each pay period ending during the Purchase Period and credited to a stock purchase account to be applied at the end of the Purchase Period to the purchase of Common Stock. Unless otherwise elected prior to the enrollment deadline, an employee who is a participant in the Plan at the end of the Purchase Period will automatically be enrolled for the succeeding Purchase Period at the same level of payroll deductions. No interest will be credited on payroll deductions. An employee may decrease or discontinue payroll deductions at any time during a Purchase Period but may not increase payroll deductions after the Purchase Period enrollment deadline. If an employee discontinues payroll deductions, future payroll deductions are terminated, but accumulated payroll deductions remain in the Plan for the purchase of Common Stock at the end of the Purchase Period.

Purchase of Common Stock

The purchase price of shares of Common Stock purchased under the Plan will be the lower of (a) 85% of the fair market value of the Common Stock as of the first day of the Purchase Period or (b) 85% of the fair market value of the Common Stock as of the last day of the Purchase Period. Fair market value for this purpose will generally be the closing price per share of the Common Stock as reported in the New York Stock Exchange Composite Transactions for the day for which fair market value is to be determined. On February 11, 2000, the fair market value of a share of the Corporation ’s Common Stock, as so computed, was $31.4375.

On the last day of the Purchase Period, the balance in each participating employee’s stock purchase account will automatically be applied to the purchase of a number of whole and fractional shares of Common Stock equal to the balance in the account divided by the purchase price. After the end of the Purchase Period, all shares purchased under the Plan will be deposited directly to an account established in the name of the employee with ChaseMellon Shareholder Services.

The maximum number of shares which may be purchased by any employee for any Purchase Period is limited to the lesser of (a)(1) $25,000 divided by the fair market value of a share of Common Stock as of the first day of the Purchase Period, reduced by (2) the number of shares purchased by the employee during any previous Purchase Periods ending in the same calendar year or (b)(1) 25% of the employee’s basic rate of compensation for the Purchase Period, divided by (2) 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period. Any amount not applied to the purchase of shares because of these limitations will be refunded to the employee.

Termination of Employment

Participation in the Plan will terminate as of the date of termination of employment of a participating employee, whether by death, retirement, disability or otherwise. In the event of a participating employee ’s termination of employment on or before the last day of a Purchase Period, payroll deductions will be terminated, no shares will be purchased for the employee at the end of the Purchase Period and the balance in the employee’s stock purchase account will be paid as soon as practicable to the employee or, in the event of death, to the employee’s estate.

Amendment and Termination

The Board of Directors may amend, terminate or suspend the Plan at any time, provided that without shareholder approval no amendment may (a) increase the total number of shares which may be issued and sold under the Plan or (b) modify the requirements for eligibility except as provided in the Plan.

Unless sooner terminated by the Board, the Plan will terminate on February 28, 2011.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences under present law of the purchase of shares of Common Stock under the Plan and certain dispositions of shares acquired under the Plan. This discussion is based upon interpretations of the Code in effect as of January 1, 2000, and regulations promulgated thereunder as of such date.

For Federal income tax purposes, participants in the Plan are viewed as having been granted a stock option on the first day of a Purchase Period and as having exercised the stock option by the automatic purchase of shares under the Plan on the last day of the Purchase Period. A participant will not recognize taxable income either at the time of grant of the option (that is, the first day of a Purchase Period) or on the date of exercise of the option (that is, the last day of a Purchase Period). As described below, a participant will generally recognize taxable income only upon disposition of Common Stock acquired under the Plan or upon death.

With limited exceptions including a disposition upon death, if a participant disposes of shares of Common Stock acquired under the Plan by sale, gift or otherwise within the later of two years from the first day of the Purchase Period in which the shares were acquired or within one year from the last day of such Purchase Period (that is, makes a “disqualifying disposition”), the participant will recognize ordinary income in the year of such disqualifying disposition equal to the amount by which the fair market value of the stock on the last day of such Purchase Period exceeded the purchase price of the shares. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disqualifying disposition of the shares after such basis adjustment will be a capital gain or loss.

With limited exceptions, if the participant disposes of shares of Common Stock acquired under the Plan more than two years after the first day of the Purchase Period during which the shares were acquired and more than one year after the last day of such Purchase Period, the participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of such Purchase Period. The amount of such ordinary income will be added to the participant ’s basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, no ordinary income will be recognized, and any loss recognized will be a capital loss.

If the participant still owns the shares of Common Stock acquired under the Plan at the time of the participant’s death, regardless of the period for which the participant has held the shares, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price of the shares or (ii) 15 percent of the fair market value of the shares on the first day of the Purchase Period during which the shares were acquired will constitute ordinary income in the year of death.

The Corporation or one of its subsidiaries will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition. In all other cases, no deduction with respect to options granted or shares of Common Stock issued under the Plan is allowed the Corporation or one of its subsidiaries.

Action by Shareholders

Approval of the adoption of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by the holders of Common Stock voting in person or by proxy. Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast. Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

With respect to Proxy Item 3, the Board of Directors recommends a vote FOR approval of the adoption of the Mellon Financial Corporation Employee Stock Purchase Plan.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS (Proxy Item 4)

The Board of Directors, at its February 15, 2000 meeting, appointed KPMG LLP as independent public accountants of the Corporation for the year ending December 31, 2000. KPMG LLP served as the Corporation’s independent public accountants for the year ended December 31, 1999. Although the appointment of independent public accountants is not required to be approved by shareholders, the Board of Directors believes shareholders should participate in such selection through ratification. If the shareholders fail to ratify KPMG LLP as the independent public accountants, the Board of Directors will reconsider its selection. Representatives of KPMG LLP will be present at the annual meeting with an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Action by Shareholders

Adoption of the proposal requires the approval of a majority of the votes cast at the annual meeting by all holders of Common Stock. The Pennsylvania Business Corporation Law provides that an abstention is not a vote cast. Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

With respect to the ratification of independent public accountants (Proxy Item 4), the Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants of the Corporation for the year ending December 31, 2000.

OTHER BUSINESS

The Board of Directors does not know of any other business that may be presented for consideration at the 2000 annual meeting, other than one proposal submitted by a shareholder that has been omitted from this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. If such shareholder proposal or any other business should properly come before the meeting, it is the intention of those named in the Proxies solicited hereby to vote the shares represented by such Proxies in accordance with their judgment on such matters.

DEADLINES FOR SHAREHOLDER PROPOSALS

Article One, Section 6 of the By-Laws of the Corporation requires that any shareholder of the Corporation intending to present a proposal for action by the shareholders at an annual meeting must give written notice of the proposal, containing specified information, to the Secretary of the Corporation not later than the notice deadline contained in the By-Law. This notice deadline will generally be 90 days prior to the anniversary date of the Corporation’s proxy statement for the previous year’s annual meeting. For the Corporation’s annual meeting to be held in 2001, the notice deadline under the By-Law is December 8, 2000. A copy of the By-Law may be obtained by written request to the Secretary at the address given below.

The By-Law mentioned above will not change the deadline for a shareholder requesting inclusion of a proposal in the Corporation’s proxy statement pursuant to Securities and Exchange Commission Rule 14a-8 or affect a shareholder’s right to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of a shareholder proposal requested to be included in the Corporation’s proxy materials pursuant to that Rule must generally be furnished to the Corporation not later than 120 days prior to the anniversary date of the Corporation’s proxy statement for the previous year’s annual meeting. For the Corporation’s annual meeting to be held in 2001, shareholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by the Corporation no later than November 8, 2000.

All shareholder proposals should be submitted in writing to the Secretary of the Corporation, One Mellon Center, Room 4826, Pittsburgh, Pennsylvania 15258-0001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers and directors, and persons who own more than 10% of a registered class of the Corporation ’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Corporation, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Corporation believes that, for 1999, all such filing requirements were met.

PROXY SOLICITATION

The cost of solicitation of proxies for the 2000 annual meeting will be borne by the Corporation. In addition to solicitation by mail, regular employees of the Corporation may solicit proxies by telephone or personal interview. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held of record by such persons and will be reimbursed by the Corporation for their expenses. In addition, the Corporation has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005 to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders. A fee of $7,000 plus expenses will be paid to D.F. King & Co. for its services.

By Order of the Board of Directors

Carl Krasik
Secretary

March 8, 2000

EXHIBIT A

(Language to be inserted is underlined and
language to be deleted is enclosed in brackets.)

MELLON FINANCIAL CORPORATION
LONG-TERM PROFIT INCENTIVE PLAN (1996)

I.    Purposes

The purposes of this Long-Term Profit Incentive Plan (1996), as amended and restated, are to promote the growth and profitability of Mellon Financial Corporation (“Corporation”) and its Affiliates, to provide officers and other key executives of the Corporation and its Affiliates with the incentive to achieve long-term corporate objectives, to attract and retain officers and other key executives of outstanding competence, and to provide such officers and key executives with an equity interest in the Corporation.

II.    Definitions

The following terms shall have the meanings shown:

    2.1    “Affiliate ” shall mean any corporation, limited partnership or other organization in which the Corporation owns, directly or indirectly, 50% or more of the voting power.

    2.2    “Award” shall mean Options, SARs, Performance Units, Restricted Stock, Deferred Share Awards and Deferred Cash Incentive Awards, as defined in and granted under the Plan.

    2.3    “Board of Directors” shall mean the Board of Directors of the Corporation.

    2.4    “Change in Control Event” shall mean any of the following events:

(a) The occurrence with respect to the Corporation of a “control transaction”, as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

    (b)     Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation where either (x) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

    (c)     A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this Section 2.4, the term “Incumbent Director” means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as a director within such period met the requirements of clauses (i) and (ii) of the preceding sentence.

    2.5    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

    2.6    “Committee ” shall mean the Human Resources Committee of the Board of Directors, or any successor committee.

    2.7    “Common Stock ” shall mean Common Stock of the Corporation.

    2.8    “Deferred Cash Incentive Award” shall mean an Award granted pursuant to Article VII of the Plan.

    2.9    “Deferred Share Award” shall mean an Award granted pursuant to Article VIII, Section 8.7, of the Plan.

    2.10    “Fair Market Value” shall mean the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

    2.11    “Incentive Stock Option” shall mean an option qualifying under Section 422 of the Code granted by the Corporation.

    2.12    “Options ” shall mean rights to purchase shares of Common Stock granted pursuant to Article IV of the Plan.

    2.13    “Participant ” shall mean an eligible employee who is granted an Award under the Plan.

    2.14    “Performance Goals” shall mean goals established by the Committee in compliance with Section 162(m) of the Code covering a performance period set by the Committee and based on maintenance of or changes in one or more of the following objective business criteria: earnings or earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or non-performing assets. Performance Goals shall be established by the Committee in connection with the grant of Performance Units and Deferred Cash Incentive Awards and may be established in connection with the grant of Restricted Stock. Performance Goals may be applicable to a business unit or to the Corporation as a whole and need not be the same for each of the foregoing types of Awards or for each individual receiving the same type of Award. The Committee may retain the discretion to reduce (but not to increase) the portion of any Award which will be earned based on achieving Performance Goals.

    2.15    “Performance Units” shall mean units granted pursuant to Article VI of the Plan.

    2.16    “Plan” shall mean the Mellon Financial Corporation Long-Term Profit Incentive Plan (1996), as amended and restated.

    2.17    “Reload Option Rights” and “Reload Options” shall have the meanings set forth in Article IV of the Plan.

    2.18    “Restricted Stock” shall mean any share of Common Stock granted pursuant to Article VIII of the Plan.

    2.19    “Rule 16b-3 ” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

    2.20    “SAR” shall mean any stock appreciation right granted pursuant to Article V of the Plan.

III.    General

    3.1     Administration.

    (a)     The Plan shall be administered by the Committee, each member of which shall at the time of any action under the Plan be (i) a “non-employee director” as then defined under Rule 16b-3 and (ii) an “outside director” as then defined under Section 162(m) of the Code.

    (b)     The Committee shall have the authority in its sole discretion from time to time: (i) to designate the employees eligible to participate in the Plan; (ii) to grant Awards under the Plan; (iii) to prescribe such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; and (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

    (c)     All actions of the Committee shall be final, conclusive and binding upon the Participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

    3.2    Eligibility.     The Committee may grant Awards under the Plan to any [full time] corporate officer, key executive, administrative or professional employee of the Corporation or any of its Affiliates. In granting such Awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the employee, his or her potential contributions to profitability and to the sound growth of the Corporation and such other factors as the Committee may deem relevant.

    3.3    Effective and Expiration Dates of Plan.    The amended and restated Plan shall become effective on the date (herein referred to as the “effective date”) approved by the holders of a majority of the shares present or represented and entitled to vote at the 1996 Annual Meeting of Shareholders of the Corporation. No Award shall be granted after December 31, 2005, except that Reload Options may be granted pursuant to Reload Option Rights then outstanding.

    3.4    Aggregate and Individual Limitations on Awards.

    (a)     The aggregate number of shares of Common Stock reserved for issue under the Plan on and after April 18, 2000 [its effective date] shall not exceed 50,500,000* [58,400,000] shares, subject to adjustments pursuant to Section 9.7. No more than 8,000,000** [4,000,000] shares of Common Stock may be issued as Restricted Stock on and after April 18, 2000. Shares of Common Stock which may satisfy Awards granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation ’s treasury or issued and outstanding shares of Common Stock held by any employee stock benefit trust established by the Corporation.

    (b)     For purposes of paragraph (a) of this Section 3.4, shares of Common Stock that are actually issued upon exercise of an Option shall be counted against the total number of shares reserved for issuance, except that when Options are exercised by the delivery of shares of Common Stock the charge against the shares reserved for issuance shall be limited to the net new shares of Common Stock issued. In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued under the Plan a number of shares of Common Stock equal to (i) the number of shares issued pursuant to SARs which shall have been exercised pursuant to the Plan, (ii) the number of Performance Units which shall have been paid in shares of Common Stock pursuant to the Plan and (iii) the number of shares of Restricted Stock which shall have been granted pursuant to the Plan. For purposes of paragraph (a) of this Section 3.4, the payment of a Deferred Cash Incentive Award shall not be deemed to result in the issuance of any shares of Common Stock in addition to those issued pursuant to the exercise of the related Option.

    (c)     For purposes of paragraph (a) of this Section 3.4, any shares of Common Stock subject to an Option which for any reason either terminates unexercised, or expires except by reason of the exercise of a related SAR, and any shares of Restricted Stock granted under this Plan or any shares of Common Stock covered by a Deferred Share Award which are surrendered or forfeited to the Corporation (including shares of Restricted Stock or Deferred Share Awards outstanding as of April 18, 2000), shall again be available for issuance under the Plan.

    (d)     The maximum number of shares of Common Stock available for grants of Options or SARs to any one Participant under the Plan during a calendar year shall not exceed 4,000,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code. To the extent consistent with Section 162(m) of the Code, a Reload Option (A) shall be deemed to have been granted at the same time as the original underlying Option grant and (B) shall not be deemed to increase the number of shares covered by the original underlying Option.

    3.5    Cancellation and Reissuance of Options.    The Committee will not permit the repricing of Options by any method, including by cancellation and reissuance.

* The definitive number will be the sum of (i) 14,000,000 and (ii) the number of shares available for awards or subject to outstanding awards (approximately 36,500,000 as of February 11, 2000) as of the close of business on April 18, 2000.

**
The definitive number will be the sum of (i) 6,500,000 and (ii) the number of shares available for restricted stock awards (approximately 1,500,000 as of February 11, 2000) as of the close of business on April 18, 2000.

IV.    Options

    4.1    Grant.     The Committee may from time to time, subject to the provisions of the Plan, in its discretion grant Options to Participants to purchase for cash or shares of Common Stock the number of shares of Common Stock allotted by the Committee. In the discretion of the Committee, any Options or portions thereof granted pursuant to this Plan may be designated as Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of Common Stock and any other stock of the Corporation or any parent, subsidiary or affiliate corporation with respect to which such Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all plans of the Corporation, its subsidiaries and affiliates shall not exceed $100,000 or such sum as may from time to time be permitted under Section 422 of the Code. The Committee shall also have the authority, in its discretion, to award reload option rights (“Reload Option Rights”) in conjunction with the grant of Options with the effect described in Section 4.7. Reload Option Rights may be awarded either at the time an Option is granted or, except in the case of Incentive Stock Options, at any time thereafter during the term of the Option.

    4.2    Option Agreements.     The grant of any Option shall be evidenced by a written “Stock Option Agreement” executed by the Corporation and the Participant, stating the number of shares of Common Stock subject to the Option evidenced thereby and such other terms and conditions of the Option as the Committee may from time to time determine.

    4.3    Option Price.     The option price for the Common Stock covered by any Option granted under the Plan shall in no case be less than 100% of the Fair Market Value of said Common Stock on the date of grant. Except as otherwise provided in the Stock Option Agreement, the option price of an Option may be paid in whole or in part by delivery to the Corporation of a number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the option price or portion thereof to be paid; provided, however, that no shares may be delivered in payment of the option price of an Option unless such shares, or an equivalent number of shares, shall have been held by the Participant (or other person entitled to exercise the Option) for at least six months prior to such delivery.

    4.4    Term of Options.     The terms of each Option granted under the Plan shall be for such period as the Committee shall determine, but for not more than 10 years from the date of grant thereof. Each Option shall be subject to earlier termination as provided in Sections 4.6 and 5.4 hereof.

    4.5    Exercise of Options.    Each Option granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Stock Option Agreement evidencing its grant. Pursuant to the terms of the Stock Option Agreement or otherwise, the Committee may change the date on which an outstanding Option becomes exercisable; provided, however, that an exercise date designated in a Stock Option Agreement may not be changed to a later date without the consent of the holder of the Option. Notwithstanding any other provision of this Plan, unless expressly provided to the contrary in the applicable Stock Option Agreement, all Options granted under the Plan shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event.

    4.6    Termination of Employment.    Except as otherwise provided in the Stock Option Agreement:

    (a)     If termination of employment of a Participant occurs on or [is due to retirement] after age 55 and the Participant is credited with at least five years of employment with [with the written consent of] the Corporation or an Affiliate, the Participant shall have the right to exercise his or her Options within the period of two years after such termination [retirement], to the extent such Options were exercisable at the time of such termination [retirement]; provided, however, that such post-termination[-retirement] exercise period may be extended by action of the Committee for up to the full term of such Options.

    (b)     If a Participant shall die while employed by the Corporation or an Affiliate or within a period following termination of employment during which the Option remains exercisable under paragraphs (a), (c) or (d) of this Section 4.6, his or her Options may be exercised to the extent exercisable by the Participant at the time of his or her death within a period of two years from the date of death by the executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

     (c)    If termination of employment of a Participant is by reason of the [total and permanent] disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect, the Participant shall have the right to exercise his or her Options within the period of two years after the date of termination of employment, to the extent such Options were exercisable at the time of termination of employment.

    (d)     In the event the employment of a Participant is terminated by the Corporation or an Affiliate without cause within two years after the occurrence of a Change in Control Event, the Participant shall have the right to exercise his or her Options within one year after the date such termination occurred, to the extent such Options were exercisable at the time of such termination of employment. For purposes of this paragraph, “without cause” shall mean any termination of employment where it cannot be shown that the employee has (i) willfully failed to perform his or her employment duties for the Corporation or an Affiliate, (ii) willfully engaged in conduct that is materially injurious to the Corporation or an Affiliate, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud. For purposes of this paragraph, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Corporation or Affiliate.

    (e)     In the event all employment of a Participant with the Corporation or an Affiliate is terminated for any reason other than as stated in the preceding paragraphs (a) - (d), his or her Options shall terminate upon such termination of employment.

(f) Notwithstanding the foregoing, in no event shall an Option granted hereunder be exercisable after the expiration of its term.

    4.7    Reload Option Rights.    Reload Option Rights if awarded with respect to an Option shall entitle the original grantee of the Option (and unless otherwise determined by the Committee, in its discretion, only such original grantee), upon exercise of the Option or any portion thereof through delivery of shares of Common Stock, automatically to be granted on the date of such exercise an additional Option (a “Reload Option”) (i) for that number of shares of Common Stock not greater than the number of shares delivered by the Participant in payment of the option price of the original Option and any withholding taxes related thereto, (ii) having an option price not less than 100% of the Fair Market Value of the Common Stock covered by the Reload Option on the date of grant of such Reload Option, (iii) having an expiration date not later than the expiration date of the original Option so exercised and (iv) otherwise having terms permissible for the grant of an Option under the Plan. Subject to the preceding sentence and the other provisions of the Plan, Reload Option Rights and Reload Options shall have such terms and be subject to such restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee. In granting Reload Option Rights, the Committee, may, in its discretion, provide for successive Reload Option grants upon the exercise of Reload Options granted hereunder. Unless otherwise determined by the Committee, in its discretion, Reload Option Rights shall entitle the Participant to be granted Reload Options only if the underlying Option to which they relate is exercised by the Participant during employment with the Corporation or any of its Affiliates. Except as otherwise specifically provided herein or required by the context, the term Option as used in this Plan shall include Reload Options granted hereunder.

V.    SARs

    5.1    Grant.     SARs may be granted by the Committee as stand-alone SARs or in tandem with all or any part of any Option granted under the Plan. SARs which are granted in tandem with an Option may be granted either at the time of the grant of such Option or, except in the case of an Incentive Stock Option, at any time thereafter during the term of such Option.

    5.2    SAR Agreements.     The grant of any SAR shall be evidenced by the related Stock Option Agreement or by a written “Stock Appreciation Rights Agreement” executed by the Corporation and the Participant, stating the number of shares of Common Stock covered by the SAR, the base price of a stand-alone SAR and such other terms and conditions of the SAR as the Committee may from time to time determine. The base price for stand-alone SARs (the “base price”) shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than 100% of the Fair Market Value per share of the Common Stock covered by the stand-alone SAR on the date of grant.

    5.3    Payment.     SARs shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the option price of any tandem Option or the base price of a stand-alone SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation arising out of a SAR exercise in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. Payment shall be made by the Corporation as soon as practicable after the date of exercise.

    5.4    Exercise of Tandem Award.    If SARs are granted in tandem with an Option (i) the SARs shall be exercisable at such time or times and to such extent, but only to such extent, that the related Option shall be exercisable, (ii) the exercise of the related Option shall cause a share for share reduction in the number of SARs which were granted in tandem with the Option; and (iii) the payment of SARs shall cause a share for share reduction in the number of shares covered by such Option.

    5.5    Termination of Employment.    Except as otherwise provided in the Stock Appreciation Rights Agreement:

    (a)     If termination of employment of a Participant occurs on or [is due to retirement] after age 55 and the Participant is credited with at least five years of employment with [with the written consent of] the Corporation or an Affiliate, the Participant shall have the right to exercise his or her stand-alone SARs within the period of two years after such retirement, to the extent such SARs were exercisable at the time of retirement; provided, however, that such post-retirement exercise period may be extended by action of the Committee for up to the full term of such SARs.

    (b)     If a Participant shall die while employed by the Corporation or an Affiliate thereof or within a period following termination of employment during which the SARs remain exercisable under paragraphs (a), (c) or (d) of this Section 5.5, his or her stand-alone SARs may be exercised to the extent exercisable by the Participant at the time of his or her death within a period of two years from the date of death by the executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

    (c)     If termination of employment of a Participant is by reason of the [total and permanent] disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect, the Participant shall have the right to exercise his or her stand-alone SARs within the period of two years after the date of termination of employment, to the extent such SARs were exercisable at the time of termination of employment.

    (d)     In the event all employment of a Participant with the Corporation or an Affiliate is terminated without cause within two years after the occurrence of a Change in Control Event, the Participant shall have the right to exercise his or her stand-alone SARs within one year after the date such termination occurred, to the extent such stand-alone SARs were exercisable at the time of such termination of employment. For purposes of this paragraph, “without cause” shall have the meaning provided in Section 4.6(d).

    (e)     In the event all employment of a Participant with the Corporation or an Affiliate is terminated for any reason other than as stated in the preceding paragraphs (a) - (d), his or her stand-alone SARs shall terminate upon such termination of employment.

(f) Notwithstanding the foregoing, in no event shall a stand-alone SAR granted hereunder be exercisable after the expiration of its term.

VI.    Performance Units

    6.1    Grant.     The Committee may from time to time grant one or more Performance Units to eligible employees. Performance Units shall represent the right of a Participant to receive shares of Common Stock or cash at a future date upon the achievement of Performance Goals which are established by the Committee.

    6.2    Performance Unit Agreements.    The grant of any Performance Unit shall be evidenced by a written “Performance Unit Agreement”, executed by the Corporation and the Participant stating the amount of cash and/or number of shares of Common Stock covered by the Performance Unit and such other terms and conditions of the Performance Unit as the Committee may determine, including the performance period to be covered by the award and the Performance Goals to be achieved.

    6.3    Payment.     After the completion of a performance period, performance during such period shall be measured against the Performance Goals set by the Committee. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the amount to be paid to the Participant under the Performance Unit. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation under the Performance Unit in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. Payment shall be made by the Corporation as soon as practicable after the certification of achievement of the Performance Goals.

    6.4    Termination of Employment.    To be entitled to receive payment under a Performance Unit, a Participant must remain in the employment of the Corporation or an Affiliate through the end of the applicable performance period; except that this limitation shall not apply where a Participant ’s employment is terminated by the Corporation or an Affiliate without cause (as defined in Section 4.6(d)) following the occurrence of a Change in Control Event.

    6.5    Maximum Cash Payment.    The maximum amount that may be paid in cash or in Fair Market Value of Common Stock (to be valued no later than three days after the date the Committee certifies the achievement of the Performance Goals) under all Performance Units paid to any one Participant during a calendar year shall in no event exceed $1,000,000.

VII.    Deferred Cash Incentive Awards

    7.1    Granting of Deferred Cash Incentive Awards.    Deferred Cash Incentive Awards, as hereafter described, may be granted in conjunction with all or any part of any Option (other than an Incentive Stock Option) granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

    7.2    Deferred Cash Incentive Agreements.    Deferred Cash Incentive Awards shall entitle the holder of an Option to receive from the Corporation an amount of cash equal to the aggregate exercise price of all Options exercised by such Participant in accordance with the terms of a written “Deferred Cash Incentive Agreement” executed by the Corporation and the Participant. Deferred Cash Incentive Agreements shall specify the conditions under which Deferred Cash Incentive Awards become payable, the conditions under which Deferred Cash Incentive Awards are forfeited and any other terms and conditions as the Committee may from time to time determine. Under no circumstances may a Deferred Cash Incentive Award be applied to any purpose other than the payment of the exercise price of a properly exercised related Option.

    7.3    Pre-established Performance Goals.

    (a)     Except in the event of (i) death, (ii) [total and permanent] disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect or (iii) the occurrence of a Change in Control Event, any Deferred Cash Incentive Award shall only be earned and become payable if the Corporation achieves Performance Goals which are established for a calendar year or longer period by the Committee. After the completion of a performance period, performance during such period shall be measured against the Performance Goals set by the Committee. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere.

    (b)     The amount payable to a Participant upon achieving the Performance Goals set by the Committee for the Deferred Cash Incentive Award shall be equal to the option price of the related Option, which shall be the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. No individual may in any calendar year receive payment of Deferred Cash Incentive Awards with respect to Options for more than 3,000,000 shares of Common Stock.

VIII.    Restricted Stock

    8.1    Award of Restricted Stock.    The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant one or more shares of Restricted Stock to eligible employees. In the discretion of the Committee, shares of Restricted Stock may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

    8.2    Restricted Stock Agreements.    Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement executed by the Corporation and the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan.

    8.3    Restrictions.     Shares of Restricted Stock issued to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the Award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares or the release of the restrictions thereon as it deems appropriate, including the achievement of Performance Goals established by the Committee. In determining the Restricted Period of an Award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on specified dates following the date of such Award or all at once.

    8.4    Stock Certificate.     As soon as practicable following the making of an award, the Restricted Stock shall be registered in the Participant’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Corporation on behalf of the Participant until the restrictions are satisfied. If the shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Participant shall have all other rights of a holder of shares of Common Stock, including the right to receive dividends paid with respect to the Restricted Stock and the right to vote such shares. As soon as is practicable following the date on which transfer restrictions on any shares lapse, the Corporation shall deliver to the Participant the certificates for such shares, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Restricted Stock Agreement or otherwise reasonably required by the Corporation.

    8.5    Termination of Employment.

    (a)     Unless expressly provided to the contrary in the applicable Restricted Stock Agreement, all restrictions placed upon Restricted Stock shall lapse immediately upon (i) termination of the Participant’s employment with the Corporation or an Affiliate if, and only if, such termination is by reason of the Participant’s death, [total and permanent] the disability of the Participant covered by a long-term disability plan of the Corporation or an Affiliate then in effect or (except where Performance Goals have been set for the Award) if such termination occurs on or [retirement] after age 55 and the Participant is credited with at least five years of employment with the [with the written consent of the] Corporation or an Affiliate or (ii) the occurrence of a Change in Control Event. In addition, the Committee may in its discretion (except where Performance Goals have been set for the Award) allow restrictions on Restricted Stock to lapse prior to the date specified in a Restricted Stock Agreement.

    (b)     Except as otherwise provided in the Restricted Stock Agreement, upon the effective date of a termination for any reason not specified in paragraph (a) of this Section 8.5, all shares then subject to restrictions immediately shall be forfeited to the Corporation without consideration or further action being required of the Corporation. For purposes of this paragraph (b), the effective date of a Participant ’s termination shall be the date upon which such Participant ceases to perform services as an employee of the Corporation or any of its Affiliates, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation or Affiliate.

    8.6    Maximum Award.     The compensation payable to a Participant upon achieving any Performance Goals set by the Committee for Restricted Stock shall be equal to the Fair Market Value of a share of Common Stock for each share of Restricted Stock that is granted. No individual Participant may in any one calendar year receive payment of a Restricted Stock Award (where Performance Goals have been set for the Award) covering more than 400,000 shares of Common Stock.

    8.7    Deferred Share Award.

    (a)     A Deferred Share Award shall entitle the Participant to receive from the Corporation a number of shares of Common Stock on a deferred payment date specified by the Participant. Participants shall be entitled to elect a Deferred Share Award as permitted by the Committee (a “Deferred Share Award Election ”).

    (b)     Except as otherwise provided by the Committee, a Deferred Share Award Election (i) may be offered only with respect to a potential Restricted Stock Award or an outstanding Restricted Stock Award with at least one year to derestriction, (ii) shall have derestriction conditions identical as nearly as practicable to those of the Restricted Stock Award, (iii) shall specify a payment commencement date and form, which may occur no earlier than January 1 of the year following termination of employment on or after age 55 with five credited years of employment with the Corporation or an Affiliate and no later than January 1 of the year following age 70, in one lump sum payment or in equal annual payments over 5 or 10 years; provided, however, that payment following derestriction of the Award upon a termination of employment prior to age 55 or on or after age 55 with less than five years of credited employment with the Corporation or an Affiliate shall be made in a lump sum payment no later than March 1 of the year following such termination of employment.

    (c)     Except as otherwise provided by the Committee, a Deferred Share Award shall entitle the Participant to receive dividend equivalents payable no earlier than the date payment is elected for the Deferred Share Award. Dividend equivalents shall be calculated on the number of shares covered by the Deferred Share Award as soon as practicable after the date dividends are payable on the Common Stock.

    (d)     A Deferred Share Award shall be evidenced by a written Deferred Share Award Agreement executed by the Corporation and the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan.

    (e)     Deferred Share Awards shall be subject to the same aggregate and individual limitations set under the Plan for Restricted Stock Awards and shall be subject to adjustment as provided in Section 9.7.

IX.    Miscellaneous

    9.1    General Restriction.    Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent is necessary or desirable as a condition of the granting of an Award or issuance of Common Stock or cash in satisfaction thereof, such Award may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

    9.2    Non-Assignability.     No Award under the Plan shall be assignable or transferable by a Participant, except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. During the life of the Participant, such Award shall be exercisable only by such Participant or by such other persons as the Committee may approve from time to time.

    9.3    Withholding Taxes.     Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state, local or other withholding tax requirements prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.

    9.4    No Right to Employment.    Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Corporation or an Affiliate or affect any right which the Corporation or an Affiliate may have to terminate the employment of such Participant.

    9.5    Non-Uniform Determinations.    The Committee’s determinations under the Plan (including without limitation its determinations of the employees to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the establishment of performance goals and performance periods) need not be uniform and may be made by it selectively among employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

    9.6    No Rights as Shareholders.    Participants as such shall have no rights as shareholders of the Corporation, except as provided in Section 8.4, unless and until shares of Common Stock are registered in their name.

    9.7    Adjustments of Stock.    If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant under the Plan or subject to or granted pursuant to an Award and the price thereof, or other numeric limitations under the Plan, as applicable, shall be appropriately adjusted by the Committee or the Board.

    9.8    Amendment or Termination of the Plan.    The Committee or the Board may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable. Any such action of the Committee or the Board may be taken without the approval of the Corporation ’s shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3, or the rules of any stock exchange on which the Common Stock is listed. The termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect such Participant’s rights under an Award previously granted.

    9.9    Awards to Foreign Nationals and Employees Outside the United States.    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

    9.10    Previously Granted Awards.    Awards outstanding on the effective date [of shareholder approval] of this amended and restated Plan shall continue to be governed by and construed in accordance with the Plan as in effect prior to the effective date [amendment and restatement]; except that outstanding Deferred Cash Incentive Awards shall be subject to the limitations of new Section 7.3(a) and (b) of the Plan and, to the extent required by Section 162(m) of the Code, a grant of a Reload Option shall be subject to the limitation of new Section 3.4(d) of the Plan.

April 2000

EXHIBIT B

MELLON FINANCIAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.

The purpose of this Plan is to provide an opportunity for Employees of Mellon Financial Corporation (the “Company”) and its Designated Subsidiaries, to purchase Common Stock of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan authorizes the grant of options and issuance of Common Stock which do not qualify under section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

2.    Definitions.

    2.1    “Board” shall mean the Board of Directors of the Company.

    2.2    “Code” shall mean the Internal Revenue Code of 1986, of the U.S.A., as amended.

    2.3    “Committee ” shall mean the Human Resources Committee of the Board, including any successor committee, or such other committee of the Board as the Board may from time to time appoint to administer the Plan.

    2.4    “Common Stock ” shall mean the Common Stock of the Company, or any stock into which such Common Stock may be converted.

    2.5    “Company ” shall mean Mellon Financial Corporation, a Pennsylvania corporation.

    2.6    “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.

    2.7    “Eligible Compensation” shall mean the basic rate of cash remuneration of an Employee as it appears on the books and records of the Company or a Designated Subsidiary for services rendered to the Company or a Designated Subsidiary, determined prior to any contractual reductions, including, but not limited to, those related to contributions under a “qualified cash or deferred arrangement” (as determined under Section 401(k) of the Code and its applicable regulations) or under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations), or reductions for qualified transportation benefits under Code Section 132(f), excluding bonuses, overtime pay, and all other forms of special pay. Compensation shall be determined before deferrals to any executive deferred compensation plan, but shall not include amounts received from any executive deferred compensation plan. The Committee shall have the authority to determine, and to approve the inclusion or deletion of any or all forms of compensation (such as overtime or commissions) in or from the definition of, Eligible Compensation and may change the definition on a prospective basis, subject, however, to Code section 423(b)(5).

    2.8    “Employee ” shall mean an individual classified as an employee by the Company or a Designated Subsidiary on the payroll records of the Company or the Designated Subsidiary during the relevant Purchase Period.

    2.9    “Fair Market Value” shall mean the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

    2.10    “Offering Date” shall mean the first business day of each Purchase Period.

    2.11    “Participant ” shall mean a participant in the Plan as described in Section 4 of the Plan.

    2.12    “Plan” shall mean this Mellon Financial Corporation Employee Stock Purchase Plan.

    2.13    “Purchase Date” shall mean the last business day of each Purchase Period.

    2.14     “Purchase Period” shall mean a three-month, six-month or other period as determined by the Committee pursuant to Section 5.2; provided that in no event shall the duration of any Purchase Period exceed 27 months.

    2.15    “Subsidiary ” shall mean any subsidiary corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, as described in Code section 424(f).

3.    Eligibility.

Any Employee regularly employed on a full-time basis by the Company or by any Designated Subsidiary on an Offering Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Offering Date, provided that the Committee may (1) permit part-time employees to participate pursuant to criteria and procedures established by the Committee and/or (2) impose an eligibility period of up to two years ’ employment with the Company and/or a Designated Subsidiary with respect to participation on any prospective Offering Date. An Employee shall be considered employed on a full-time basis unless his or her customary employment is 20 hours or less per week or not more than five months per calendar year. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code section 424(d)), shares of capital stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which are consistent with Code section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 13 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4.    Participation And Withdrawal.

    4.1    Enrollment.     An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant beginning with the first pay period ending in a Purchase Period by filing, during the enrollment period prior to an applicable Offering Date prescribed by the Committee, a completed payroll deduction authorization and Plan enrollment form provided by the Company or by following an interactive voice response ( “IVR”), electronic or other enrollment process as prescribed by the Committee. Unless otherwise determined by the Committee, an Employee who does not follow the prescribed procedures to enroll on or before the enrollment deadline preceding the Offering Date for a Purchase Period may not participate in the Plan with respect to that Purchase Period. Participation may be conditioned on an eligible Employee’s consent to transfer and process personal data and on acknowledgment and agreement to Plan terms and other specified conditions not inconsistent with the Plan.

    4.2    Payroll Deductions.

    (a)     An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Eligible Compensation, not to exceed 15% or such greater percentage as specified by the Committee. The Committee may provide for a separate election (of a different percentage) for a specified item or items of Eligible Compensation, including specified bonus payments, if any. All payroll deductions may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions unless required under local law. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Company under the Plan, and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account. Payroll deductions made with respect to employees paid in currencies other than U.S. dollars shall be converted to U.S. dollars as of each Purchase Date using the then applicable exchange rate, as determined by the Committee or its delegate; provided, however, that the Committee may determine, with respect to any Purchase Period, that payroll deductions shall be converted to U.S. dollars based on an average or median exchange rate applicable for the relevant Purchase Period.

     (b)    Subject to such limitations, if any, as prescribed by the Committee, a Participant may prospectively decrease his or her rate of payroll deductions at any time by filing a new payroll deduction authorization and Plan enrollment form or by following IVR, electronic or other procedures prescribed by the Committee. A Participant may not increase his or her rate of payroll deductions during a Purchase Period but may increase such rate only effective on the first payroll date following the next Purchase Date by filing a new payroll deduction authorization and Plan enrollment form or by following IVR, electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

    4.3     Withdrawal.

    (a)     Under procedures established by the Committee, a Participant may discontinue payroll deductions under the Plan at any time during a Purchase Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following IVR, electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

    (b)     If a Participant discontinues participation during a Purchase Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he or she re-enrolls in the Plan.

    4.4    Termination of Employment.    In the event any Participant terminates employment with the Company or any Subsidiary for any reason (including death) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate, and all amounts credited to the Participant’s account shall be paid to the Participant or the Participant’s estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee or its delegate. The Committee also may establish rules regarding when leaves of absence or changes of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Company and its Subsidiaries.

5.    Offering.

    5.1    Authorized Shares.    (a) The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 10,000,000 shares. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as determined from time to time by the Board. If on any Purchase Date the number of shares otherwise purchasable by Participants is greater than the number of shares then remaining available under the Plan, the Committee shall allocate the available shares among the Participants in such manner as it deems fair and which complies with the requirements of Code section 423 for employee stock purchase plans.

    5.2    Purchase Periods.    Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, (i) the duration of each Purchase Period shall be three months, (ii) the first Purchase Period shall commence March 1, 2001; and (iii) subsequent Purchase Periods shall run consecutively after the termination of the preceding Purchase Period. The Committee shall have the power to change the commencement date or duration of future Purchase Periods, without shareholder approval, and without regard to the expectations of any Participants.

    5.3    Grant of Options.    On the Offering Date for each Purchase Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase the number of shares of Common Stock which may be purchased with the payroll deductions to be accumulated in an account maintained on behalf of such Employee assuming (1) payroll deductions throughout the Purchase Period at a rate of 25% (or such other percentage as determined by the Committee) of the Employee’s Eligible Compensation as of the Offering Date and (2) a purchase price equal to the Designated Percentage (as defined in Section 5.4) of Fair Market Value as of the Offering Date. Notwithstanding the preceding sentence:

     (a)    The number of shares which may be purchased by any Participant on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ended on such Purchase Date; and

    (b)     The number of shares which may be purchased by a Participant on any subsequent Purchase Date in the same calendar year shall not exceed the number of shares determined by performing the calculation below:

    Step One: Multiply the number of shares purchased by the Participant on each previous Purchase Date in the same calendar year by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ended on such Purchase Date.

    Step Two: Subtract the amount(s) determined in Step One from $25,000.

    Step Three: Divide the remainder amount determined in Step Two by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ending on the Purchase Date for which the calculation is being performed. The quotient thus obtained is the maximum number of shares which may be purchased by the Participant on such Purchase Date.

    5.4    Purchase Price.    The option price for each option shall be 85% (the “Designated Percentage”) of the lower of: (i) the Fair Market Value of the Common Stock on the Offering Date on which an option is granted or (ii) the Fair Market Value on the Purchase Date on which the Common Stock is purchased. The Committee may change the Designated Percentage with respect to any future Purchase Period, but not below 85%, and the Committee may determine with respect to any prospective Purchase Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.

    5.5    $25,000 Limitation.    Notwithstanding any other provision of the Plan to the contrary, no Employee participating in the Code section 423 Plan shall be granted an option which permits the Employee’s rights to purchase Common Stock under the Plan and all Code section 423 employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 in Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The preceding sentence shall be interpreted so as to comply with Code section 423(b)(8).

6.    Purchase of Stock.

Subject to Section 4.4, on each Purchase Date, a Participant’s option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 5.4. To the extent an option is not so exercised on the Purchase Date, the option shall not accrue and shall terminate.

7.    Payment And Delivery.

Unless and until otherwise determined by the Committee, all shares purchased under the Plan shall be deposited directly to an account established in the name of the Participant with ChaseMellon Shareholder Services LLC (“CMSS”). Upon the exercise of an option on each Purchase Date, the Company or CMSS shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased. The Committee may require or permit shares purchased under the Plan to be deposited directly with any other broker or agent designated by the Committee, and the Committee may utilize electronic or automated methods of share transfer.

The Committee may require that shares purchased under the Plan be retained with CMSS (or any such other broker or agent) for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Committee may also require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by the Company.

The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock, and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 7.

8.    Recapitalization.

    8.1    If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted, and the Committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

    8.2    The Board or the Committee, if it so determines in the exercise of its sole discretion, also may adjust the number and kind of shares specified in Section 5.1, as well as the price per share covered by each outstanding option, the number of shares subject to any individual option and the share limit of Section 5.3, in the event the Company effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

    8.3    The determinations of the Board or the Committee under this Section 8 shall be conclusive and binding on all parties.

9.    Merger, Liquidation, Other Company Transactions.

    9.1    In the event of the proposed liquidation or dissolution of the Company, the Purchase Period then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

    9.2    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed, or an equivalent option shall be substituted, by the successor corporation or parent or subsidiary of such successor corporation or (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be deemed exercised on such date.

10.    Transferability.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and are exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.3.

11.    Amendment or Termination of the Plan.

    11.1    The Plan shall continue until February 28, 2011, unless previously terminated in accordance with Section 11.2.

    11.2    The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the shareholders, no such revision or amendment shall (a) increase the number of shares subject to the Plan, other than an adjustment under Section 8 of the Plan or (b) modify the requirements as to eligibility for participation in the Plan except as otherwise specified in this Plan.

12.    Administration.

The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Board and the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective, as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

13.    Committee Rules For Foreign Jurisdictions.

    13.1    The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock or stock certificates which vary with local requirements.

    13.2    The Committee may also adopt sub-plans applicable to particular Subsidiaries or (to the extent consistent with Code section 423) locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

14.    Compliance with Legal and Exchange Requirements.

The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

15.    Governmental Approvals.

This Plan and the Company’s obligation to sell and deliver shares of its stock under the Plan in any jurisdiction shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder in such jurisdiction.

16.    No Enlargement Of Employee Rights.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time. It is not intended that any rights or benefits provided under this Plan shall be considered part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long service awards, pension, retirement or similar payments.

17.    Withholding Taxes.

In the event that the Company or any Subsidiary is required to withhold any Federal, state, local or foreign taxes in respect of any compensation or other income realized by the Participant, the Company or such Subsidiary may deduct from any payments of any kind otherwise due to such Participant, including without limitation the proceeds of any sale of Common Stock for the account of the Participant, the aggregate amount of such Federal, state, local or foreign taxes required to be withheld. If such payments are insufficient to satisfy such Federal, state, local or foreign taxes, the Participant will be required to pay to the Company or such Subsidiary, or make other arrangements satisfactory to the Company or such Subsidiary regarding payment to the Company or such Subsidiary of, the aggregate amount of any such taxes.

18.    Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law principles.

19.    Severability.

If any provision of the Plan shall be held illegal or invalid in any jurisdiction, such illegality or invalidity shall not affect the remaining provisions of the Plan in such jurisdiction, or any provision of the Plan in any other jurisdiction, and the Plan shall be construed and applied in such jurisdiction as if the invalid provision had never been contained herein.

20.    Effective Date.

This Plan shall be effective February 15, 2000, the date of its adoption by the Board, subject to approval of the shareholders of the Company at the 2000 Annual Meeting.

— — — — — —  — — — — — —  — — — — — —  — — — — — —  — — — — — —  —
Reservation Form for Mellon Financial Corporation Annual Meeting of Shareholders

Admission cards will be forwarded to shareholders whose reservation forms are received by April 5, 2000. All other admission cards will be provided at the check-in desk at the meeting.

I expect to attend the Annual Meeting at 10:00 A.M., on April 18, 2000, in Pittsburgh, PA.

Name
(Please Print)

Address
(Please Print)

(Please complete and return in the enclosed envelope if you plan to attend the Annual Meeting)
[LOGO OF MELLON FINANCIAL CORPORATION]

This Proxy is solicited on behalf of the Board of Directors of the Corporation.

The undersigned hereby appoints Carl Krasik, William E. Marquis and Ann M. Sawchuck, or any of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Mellon Financial Corporation Common Stock of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday April 18, 2000, at 10:00 A.M., on the 10th floor of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director and FOR Proxy Items 2, 3 and 4 and will vote in their discretion on such other matters that may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR Proxy Items 2, 3 and 4.

(Continued, and to be signed and dated, on reverse side)

FOLD AND DETACH HERE
Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR the election of directors and FOR Proxy Items 2, 3 and 4 and will vote in their discretion on such other matters that may properly come before the meeting.

Please mark your votes as indicated in this example         X

Proxy Item 1 —
The election of directors

FOR all nominees listed herein (except as withheld in space provided)	WITHHOLD AUTHORITY to vote for all nominees listed herein

Nominees: Burton C. Borgelt, Carol R. Brown, Christoper M. Condron, Seward Prosser Mellon and Mark A. Nordenberg.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Note: A vote FOR the election of directors includes discretionary authority to vote for a substitute if any nominee is unable to serve or for good cause will not serve.

Proxy Item 2—Proposal to amend the Corporation’s
Long-Term Profit Incentive Plan (1996).

FOR        AGAINST         ABSTAIN

Proxy Item 3—Proposal to adopt the Mellon Financial
Corporation Employee Stock Purchase Plan.

FOR        AGAINST         ABSTAIN

Proxy Item 4—Ratification of appointment of KPMG LLP as independent public accountants.

FOR        AGAINST         ABSTAIN

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian. etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated:	, 2000

FOLD AND DETACH HERE